                                                                 Exhibit 2

                                                                 Conformed Copy
                                                                 --------------


                             AGREEMENT AND PLAN OF

                                     MERGER

                                 BY AND BETWEEN

                                  ENRON CORP.,

                          PORTLAND GENERAL CORPORATION

                                      AND

                                NEW FALCON CORP.

                           DATED AS OF JULY 20, 1996

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  THE MERGERS

Section 1.1   The Reincorporation Merger .................................... 1
Section 1.2   The PGC Merger ................................................ 2
Section 1.3   Effective Times of the Mergers ................................ 3

                                   ARTICLE II
                              TREATMENT OF SHARES

Section 2.1   Effect of the Reincorporation Merger on Capital Stock ......... 3
Section 2.2   Effect of the PGC Merger on Capital Stock ..................... 4
Section 2.3   No Exchange of Enron Stock Certificates ....................... 4
Section 2.4   Exchange of PGC Common Stock Certificates ..................... 5
Section 2.5   Adjustments to PGC Conversion Ratio ........................... 7

                                  ARTICLE III
                                  THE CLOSING

Section 3.1   Closing ....................................................... 8

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ENRON

Section 4.1   Organization and Qualification ................................ 8
Section 4.2   Subsidiaries .................................................. 9
Section 4.3   Capitalization ................................................ 9
Section 4.4   Authority; Non-Contravention; Statutory Approvals;
              Compliance ................................................... 10
Section 4.5   Reports and Financial Statements ............................. 11
Section 4.6   Absence of Certain Changes or Events ......................... 12
Section 4.7   Litigation ................................................... 12
Section 4.8   Registration Statement and Proxy Statement ................... 12
Section 4.9   Tax Matters .................................................. 13
Section 4.10  Employee Matters; ERISA ...................................... 14
Section 4.11  Environmental Protection ..................................... 15
Section 4.12  Regulation as a Utility ...................................... 17
Section 4.13  Vote Required ................................................ 17
Section 4.14  Opinion of Financial Advisor ................................. 17
Section 4.15  Insurance .................................................... 18
Section 4.16  Applicability of Certain Delaware Law Provisions ............. 18
Section 4.17  Operations of the Company .................................... 18

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PGC

Section 5.1   Organization and Qualification ............................... 18
Section 5.2   Subsidiaries ................................................. 19
Section 5.3   Capitalization ............................................... 19
Section 5.4   Authority; Non-Contravention; Statutory Approvals;
              Compliance ................................................... 19
Section 5.5   Reports and Financial Statements ............................. 21
Section 5.6   Absence of Certain Changes or Events ......................... 21
Section 5.7   Litigation ................................................... 21
Section 5.8   Registration Statement and Proxy Statement ................... 22
Section 5.9   Tax Matters .................................................. 22
Section 5.10  Employee Matters; ERISA ...................................... 23
Section 5.11  Environmental Protection ..................................... 27
Section 5.12  Regulation as a Utility ...................................... 28
Section 5.13  Vote Required ................................................ 28
Section 5.14  Opinion of Financial Advisor ................................. 28
Section 5.15  Insurance .................................................... 28
Section 5.16  Applicability of Certain Oregon Law Provision ................ 29
Section 5.17  Status of PGC Nuclear Facility ............................... 29

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1   Ordinary Course of Business .................................. 29
Section 6.2   Dividends and Repurchases .................................... 30
Section 6.3   Issuance of Securities ....................................... 31
Section 6.4   Charter Documents ............................................ 31
Section 6.5   Acquisitions ................................................. 31
Section 6.6   No Dispositions .............................................. 31
Section 6.7   Indebtedness ................................................. 31
Section 6.8   Capital Expenditures ......................................... 32
Section 6.9   Compensation, Benefits ....................................... 32
Section 6.10  Tax-Free Status .............................................. 32
Section 6.11  Discharge of Liabilities ..................................... 32
Section 6.12  Cooperation, Notification .................................... 33
Section 6.13  Conduct of Business by Enron ................................. 33
Section 6.14  Third-Party Consents ......................................... 33
Section 6.15  No Breach, Etc. .............................................. 33
Section 6.16  Insurance .................................................... 33
Section 6.17  Permits ...................................................... 33
Section 6.18  Nuclear Operations ........................................... 33
Section 6.19  Operations of Company ........................................ 34
Section 6.20  Agreements ................................................... 34

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

Section 7.1   Access to Information ........................................ 35
Section 7.2   Joint Proxy Statement and Registration Statement ............. 35
Section 7.3   Regulatory Matters ........................................... 36
Section 7.4   Shareholder Approvals ........................................ 37
Section 7.5   Directors' and Officers' Indemnification ..................... 38
Section 7.6   Disclosure Schedules ......................................... 40
Section 7.7   Public Announcements ......................................... 40
Section 7.8   Rule 145 Affiliates .......................................... 40
Section 7.9   Employee Agreements .......................................... 40
Section 7.10  Employee Benefit Plans ....................................... 41
Section 7.11  Incentive, Stock and Other Plans ............................. 42
Section 7.12  No Solicitations ............................................. 43
Section 7.13  Company Board of Directors ................................... 45
Section 7.14  Company Officers ............................................. 45
Section 7.15  Employment Contracts ......................................... 46
Section 7.16  Post-Merger Operations ....................................... 46
Section 7.17  NYSE Listing ................................................. 46
Section 7.18  Expenses ..................................................... 46
Section 7.19  Further Assurances ........................................... 47

                                  ARTICLE VIII
                                   CONDITIONS

Section 8.1   Conditions to Each Party's Obligation to Effect
              the Mergers .................................................. 47
Section 8.2   Conditions to Obligation of Enron and the Company to
              Effect the Mergers ........................................... 48
Section 8.3   Conditions to Obligation of PGC to Effect the PGC Merger ..... 50

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

Section 9.1   Termination .................................................. 51
Section 9.2   Effect of Termination ........................................ 53
Section 9.3   Termination Fees ............................................. 54
Section 9.4   Amendment .................................................... 55
Section 9.5   Waiver ....................................................... 55

                                   ARTICLE X
                               GENERAL PROVISIONS

Section 10.1  Non-Survival of Representations, Warranties, Covenants
              and Agreements ............................................... 55
Section 10.2  Brokers ...................................................... 56
Section 10.3  Notices ...................................................... 56

Section 10.4  Miscellaneous ................................................ 57
Section 10.5  Interpretation ............................................... 57
Section 10.6  Counterparts; Effect ......................................... 58
Section 10.7  Parties in Interest .......................................... 58
Section 10.8  Specific Performance ......................................... 58
Section 10.9  Waiver of Jury Trial ......................................... 58

                             INDEX OF DEFINED TERMS


TERM                                                                     PAGE
- ----                                                                     ----

1935 Act .................................................................  9
Accrued Benefits ......................................................... 41
Act .................................................................. 60, 61
Affiliate Agreement ...................................................... 40
Agreement ................................................................  1
Atomic Energy Act ........................................................ 21
Ceiling Price ............................................................ 53
Change in Control ........................................................ 32
Closing ..................................................................  8
Closing Date .............................................................  8
Closing Price ............................................................  6
Code .....................................................................  1
Committee ................................................................ 34
Company ............................................................... 1, 60
Company Common Stock .................................................. 3, 60
Company Preferred Stock ..................................................  4
Confidentiality Agreement ................................................ 35
Converted Shares .........................................................  5
Current Participants ..................................................... 41
Decommissioning Plan ..................................................... 29
DGCL .....................................................................  1
Disclosure Schedules ..................................................... 40
Effective Time ...........................................................  3
Enron ................................................................. 1, 60
Enron Benefit Plans ...................................................... 14
Enron Business Combination ............................................... 55
Enron Common Stock .......................................................  3
Enron Competing Transaction .............................................. 45
Enron Convertible Preferred Stock ........................................  4
Enron Disclosure Schedule ................................................ 40
Enron Employee Arrangements .............................................. 14
Enron Financial Statements ............................................... 11
Enron Material Adverse Effect ............................................  8
Enron Preferred Stock ....................................................  4
Enron Required Consents .................................................. 10
Enron Required Statutory Approvals ....................................... 11
Enron SEC Reports ........................................................ 11
Enron Shareholders' Approval ............................................. 17
Enron Special Meeting .................................................... 38
Enron Transaction Price .................................................. 53
Enron Violation .......................................................... 10
Environmental Claim ...................................................... 16
Environmental Laws ....................................................... 16

Environmental Permits .................................................... 15
ERISA .................................................................... 14
Exchange Act ............................................................. 11
Exchange Agent ...........................................................  5
Extraordinary Distribution ...............................................  7
Extraordinary Distribution Value .........................................  7
Final Order .............................................................. 48
First Effective Time .....................................................  3
Floor Price .............................................................. 53
Foundation ............................................................... 46
GAAP ..................................................................... 12
Governmental Authority ................................................... 10
Hazardous Materials ...................................................... 17
HSR Act .................................................................. 37
Indemnified Parties ...................................................... 38
Indemnified Party ........................................................ 38
Joint Proxy Statement .................................................... 12
Joint Proxy/Registration Statement ....................................... 35
Merger Agreement ......................................................... 60
Mergers ..................................................................  2
Nonqualified Plans ....................................................... 41
NRC ...................................................................... 21
NYSE .....................................................................  6
OBCA .....................................................................  1
ODOE ................................................................. 35, 37
Oregon Department of State ...............................................  3
Permits .................................................................. 11
PGC ......................................................................  1
PGC Benefit Plans ........................................................ 24
PGC Business Combination ................................................. 54
PGC Certificates .........................................................  5
PGC Common Stock .........................................................  4
PGC Competing Transaction ................................................ 44
PGC Conversion Ratio .....................................................  4
PGC Disclosure Schedule .................................................. 40
PGC Employees ............................................................ 41
PGC ERISA Affiliate ...................................................... 24
PGC Financial Statements ................................................. 21
PGC Group ................................................................ 23
PGC Material Adverse Effect .............................................. 18
PGC Merger ...............................................................  2
PGC Required Consents .................................................... 20
PGC Required Statutory Approvals ......................................... 20
PGC SEC Reports .......................................................... 21
PGC Shareholders' Approval ............................................... 28
PGC Special Meeting ...................................................... 37
PGC Stock Option ......................................................... 42

PGC Stock Plan ........................................................... 42
PGC Violation ............................................................ 20
PGE ...................................................................... 28
Power Act ................................................................ 21
Registration Statement ................................................... 12
Regulatory Plans ......................................................... 36
Reincorporation Merger ...................................................  1
Release .................................................................. 17
Representatives .......................................................... 35
Revised Enron Share Value ................................................  8
SEC ...................................................................... 11
Second Effective Time ....................................................  3
Securities Act ........................................................... 11
Shares ................................................................... 60
Stock Plans .............................................................. 43
Surviving Corporation ....................................................  1
Tax Return ............................................................... 13
Taxes .................................................................... 13
Termination Date ......................................................... 51
Trading Day ..............................................................  6
Transferred Employee ..................................................... 41
Transition Year .......................................................... 42

                               AGREEMENT AND PLAN
                                   OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 20, 1996 (this "Agreement"), is by and among Enron Corp., a Delaware corporation ("Enron"), Portland General Corporation, an Oregon corporation ("PGC"), and New Falcon Corp., an Oregon corporation and wholly owned subsidiary of Enron (the "Company").

     WHEREAS, the boards of directors of Enron and PGC have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of Enron and PGC would be combined by means of (i) the reincorporation of Enron as an Oregon corporation through the merger of Enron with and into the Company, as a result of which shareholders of Enron will become shareholders of the Company, and (ii) the subsequent merger of PGC with and into the Company, as a result of which the shareholders of PGC will become shareholders of the Company, all on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the transactions contemplated hereby will qualify as reorganizations under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder (the "Code");

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGERS

     Section 1.1 The Reincorporation Merger. Upon the terms and subject to the conditions of this Agreement, at the First Effective Time (as defined in Section 1.3(a)):

           (a) Effect. Enron shall be merged with and into the Company (the "Reincorporation Merger") in accordance with the applicable provisions of the laws of the States of Delaware and Oregon, as a result of which the separate corporate existence of Enron shall cease, and the Company shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Oregon. The effects and consequences of the Reincorporation Merger shall be as set forth in Section 252 of the Delaware General Corporation Law ("DGCL") and Section 60.497 of the Oregon Business Corporation Act (the "OBCA").

           (b) Articles of Incorporation. At the First Effective Time, the articles of incorporation of the Company, which shall be substantially similar to the certificate of incorporation of Enron in effect on the date hereof, with such changes as are necessary to comply with the OBCA or as may be agreed upon by Enron and PGC prior to the PGC Special Meeting (as defined herein), shall be the articles of incorporation of the Surviving Corporation and thereafter shall continue to be its articles of incorporation until amended as provided therein and pursuant to the applicable provisions of the OBCA, except that
     Article 1 of such articles of incorporation shall be amended to read in its entirety as follows:

           "The name of the corporation is Enron Corp."

           (c) Bylaws. The bylaws of the Company, which shall be substantially similar to the bylaws of Enron in effect on the date hereof, with such changes as are necessary to comply with the OBCA or as may be agreed upon by Enron and PGC prior to the PGC Special Meeting, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the applicable provisions of the OBCA.

           (d) Officers and Directors.   The directors of Enron immediately
     prior to the First Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Enron immediately prior to the First Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     Section 1.2 The PGC Merger. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time (as defined in Section 1.3(b)):

           (a) Effect. PGC shall be merged with and into the Company (the "PGC Merger" and, together with the Reincorporation Merger, the "Mergers") in accordance with the applicable provisions of the OBCA, as a result of which the separate corporate existence of PGC shall cease, and the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Oregon. The effects and consequences of the PGC Merger shall be as set forth in Section 60.497 of the OBCA.

           (b) Articles of Incorporation. At the Second Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Second Effective Time, shall be the articles of incorporation of the Surviving Corporation and thereafter shall continue to be its articles of incorporation until amended as provided therein and pursuant to the applicable provisions of the OBCA.

           (c) Bylaws. The bylaws of the Company, as in effect immediately prior to the Second Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to the applicable provisions of the OBCA.

           (d) Officers and Directors. Subject to Section 7.13, the directors of the Company immediately prior to the Second Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and, subject to Section 7.14, the officers of the Company immediately prior to the Second Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation.

     Section 1.3 Effective Times of the Mergers.

           (a) First Effective Time. On the Closing Date (as defined in Section 3.1), articles of merger in proper form under Section 60.494 of the OBCA, and a certificate of merger in proper form under Section 252 the DGCL, each relating to the Reincorporation Merger, will be duly executed and filed by the parties to the Reincorporation Merger with the Office of the Department of State of the State of Oregon (the "Oregon Department of State") and the Office of the Secretary of State of the State of Delaware in accordance with the applicable provisions of the OBCA and the DGCL, respectively. The Reincorporation Merger shall become effective upon the later of the filing of such articles of merger with the Oregon Department of State or the filing of such certificate of incorporation with the Secretary of State of Delaware, or at such later time as may be mutually agreed to by the parties hereto and specified in such articles of merger or certificate of merger (the time the Reincorporation Merger becomes effective being herein called the "First Effective Time").

           (b) Second Effective Time. On the Closing Date articles of merger in proper form under Section 60.494 of the OBCA relating to the PGC Merger will be duly executed and filed by the parties to the PGC Merger with the Oregon Department of State in accordance with the applicable provisions of the OBCA. The PGC Merger shall become effective upon the filing of such articles of merger with the Oregon Department of State or at such later time as may be mutually agreed to by the parties hereto and specified in such articles of merger (the time the PGC Merger becomes effective being herein called the "Second Effective Time"); provided, however, that the Second Effective Time shall in any event be later than the First Effective Time. As used herein, the term "Effective Time" refers to the Second Effective Time.

                                   ARTICLE II
                              TREATMENT OF SHARES

     Section 2.1 Effect of the Reincorporation Merger on Capital Stock. At the First Effective Time, by virtue of the Reincorporation Merger and without any action on the part of any holder of any capital stock of Enron or the Company:

           (a) Conversion of Enron Common Stock. Each share of Enron common stock, par value $.10 per share ("Enron Common Stock"), issued immediately prior to the First Effective Time shall be converted into and become one share of the common stock, no par value, of the Company ("Company Common Stock").

           (b) Conversion of Enron Preferred Stock. Each share of Cumulative Second Preferred Convertible Stock, par value $1.00 per share ("Enron Convertible Preferred Stock") issued and outstanding immediately prior to the First Effective Time, each share of 9.142% Perpetual Second Preferred Stock, par value $1.00 per share, issued and outstanding immediately prior to the First Effective Time, and each share of any series of Preferred Stock, Second Preferred Stock or Preference Stock of Enron issued after the date hereof and issued and outstanding immediately prior to the First Effective Time (together, the "Enron Preferred Stock") shall be converted into and become one share of a class or series of preferred stock of the Company having substantially equivalent rights, preferences and limitations as the corresponding class or series of Enron Preferred Stock (together, the "Company Preferred Stock").

           (c) Cancellation of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

      Section 2.2 Effect of the PGC Merger on Capital Stock. At the Second Effective Time, by virtue of the PGC Merger and without any action on the part of any holder of any capital stock of PGC or the Company:

           (a) Cancellation of Certain PGC Common Stock. Each share of PGC common stock, par value $3.75 per share ("PGC Common Stock"), owned by PGC or any of its subsidiaries or by Enron, the Company or any of their respective subsidiaries, shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (b) Conversion of PGC Common Stock. Each share of PGC Common Stock issued and outstanding immediately prior to the Second Effective Time (other than shares canceled pursuant to Section 2.2(a)) shall be converted into one share of Company Common Stock (the "PGC Conversion Ratio"). Upon such conversion as provided for herein, each holder of a certificate formerly representing any such shares of PGC Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares as provided below in Section 2.4(d)) upon the surrender of such in accordance with Section 2.4.

      Section 2.3 No Exchange of Enron Stock Certificates. No certificates representing Company Common Stock or Company Preferred Stock shall be issued to holders of Enron Common Stock or Enron Preferred Stock by virtue of consummation of the Reincorporation Merger unless requested by such holders. Instead, following the Reincorporation Merger, certificates that prior to the First Effective Time represented shares of Enron Common Stock or Enron Preferred Stock shall be deemed for all purposes to represent an equal number of shares of Company Common Stock or Company Preferred Stock, as the case may be. From and after the First Effective Time, the stock transfer books of Enron shall be closed and no transfer of any such shares shall thereafter be made, but when certificates that formerly represented shares of Enron Common Stock or Enron Preferred Stock are duly presented to the Company or its transfer agent for exchange or transfer, the Company will cause to be issued in respect thereof certificates representing an equal number of shares of Company Common Stock or Company Preferred Stock, as the case may be.

     Section 2.4 Exchange of PGC Common Stock Certificates.

           (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, the Company shall deposit with a bank, trust company or other agent selected by the Company and acceptable to PGC ("Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to the Company and PGC, certificates representing shares of Company Common Stock required to effect the conversion of PGC Common Stock into Company Common Stock in accordance with Section 2.2(b).

           (b) Exchange Procedures. As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of PGC Common Stock ("PGC Certificates") that were converted ("Converted Shares") into shares of Company Common Stock pursuant to
     Section 2.2(b), a letter of transmittal and instructions for use in submitting PGC Certificates to the Exchange Agent in exchange for certificates representing shares of Company Common Stock in accordance with the terms hereof. Upon delivery of a PGC Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such PGC Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Company Common Stock and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of PGC, a certificate representing the proper number of shares of Company Common Stock may be issued to a transferee if the PGC Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered and exchanged for Company Common Stock as contemplated by this Section 2.4, and except as provided in Section 2.4(c), each PGC Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the certificate representing shares of Company Common Stock and cash in lieu of any fractional shares as contemplated by this Section 2.4.

           (c) Distributions with Respect to Unexchanged Shares. Unless and until the certificate or certificates representing Converted Shares have been surrendered for exchange to the Exchange Agent as contemplated in
     Section 2.4, no dividends or other distributions payable to holders of Company Common Stock as of a record date at or after the Effective Time shall be paid to any holder of a certificate representing such unexchanged Converted Shares. Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole shares of Company Common Stock, as the case may be.

           (d) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the delivery for exchange of Converted Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Section 2.4, shall be paid an amount in cash, without interest, rounded to the nearest cent, determined by multiplying (a) the average of the Closing Prices (as defined herein) of the Enron Common Stock for the ten Trading Days ending on and including the Trading Day prior to the Closing Date, by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time). The "Closing Price" for each day shall be the last reported sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE"). The term "Trading Day" shall mean a day on which the NYSE is open for the transaction of business.

           (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of PGC shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, PGC Certificates are presented to the Company, they shall be canceled and exchanged for certificates representing the appropriate number of whole shares of Company Common Stock and cash in lieu of fractional shares of Company Common Stock as provided in this Section 2.4.

           (f) Termination of Exchange Agent Duties. Any certificates representing shares of Company Common Stock deposited with the Exchange Agent pursuant to Section 2.4(a) and not exchanged within six months after the Effective Time pursuant to this Section 2.4 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent.

           (g) Escheat. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

           (h) Taxes. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as the Company (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by the Company.

     Section 2.5 Adjustments to PGC Conversion Ratio.

           (a) If, on or after the date hereof and prior to the Effective Time, there is a change in the number of shares of Enron Common Stock issued and outstanding as a result of reclassification, stock split (including a reverse stock split), stock dividend or similar transaction, the PGC Conversion Ratio, the Ceiling Price (as defined in Section 9.1(m)) and the Floor Price (as defined Section 9.1(l)) shall be equitably adjusted to eliminate the effects of such event.

           (b) If, on or after the date hereof and prior to the Effective Time, Enron effects a distribution to all holders of Enron Common Stock of shares of any class or series of capital stock (but excluding any distribution that results in an adjustment under clause (a) above and any dividends paid exclusively in cash) (an "Extraordinary Distribution"), the PGC Conversion Ratio in effect immediately prior to such Extraordinary Distribution shall be adjusted to equal $41.75 (or, if applicable, the Revised Enron Share Value determined in connection with any previous adjustment in the PGC Conversion Ratio) divided by the Revised Enron Share Value (as hereinafter defined). In addition, the Ceiling Price in effect immediately prior to such Extraordinary Distribution shall be adjusted to equal 1.1317 multiplied by the Revised Enron Share Value, and the Floor Price in effect immediately prior to such Extraordinary Distribution shall be adjusted to equal 0.8683 multiplied by the Revised Enron Share Value. The PGC Conversion Ratio, the Ceiling Price and Floor Price shall be so adjusted successively whenever an Extraordinary Distribution shall occur on or after the date hereof and prior to the Effective Time. Any securities distributed by Enron in an Extraordinary Distribution shall be listed on the NYSE from and after the time such distribution is made.

           (c) For purposes of this Section 2.5(b), the following terms shall have the following meanings in respect of any Extraordinary Distribution:

                "Extraordinary Distribution Value" means the aggregate number of securities distributed to each holder of Enron Common Stock pursuant to such Extraordinary Distribution multiplied by the market price of such security, with the "market price" being the average of the daily closing prices (as hereinafter defined) per share of such security for the 20 consecutive Trading Days immediately following the date of such Extraordinary Distribution.

                "Revised Enron Share Value" shall equal $41.75 (or, if applicable, the Revised Enron Share Value determined in connection with any previous adjustment in the PGC Conversion Ratio) less the Extraordinary Distribution Value.

           (d) If, on or after the date hereof and prior to the Effective Time, there is consummated a transaction other than a transaction of the type described in Sections 2.5(a) or (b) above pursuant to which shares of Enron Common Stock become converted into the right to receive cash, securities or other property or any combination thereof, Enron shall make appropriate provision so that the corporation surviving such transaction is substituted for Enron as a party hereto, and appropriate adjustment is made to Section 2.2(b) hereof so that, upon consummation of the Mergers, each share of PGC Common Stock shall be converted into such amount of cash, securities or other property or combination thereof as each such share would have been converted had the Mergers occurred prior to such transaction.

                                  ARTICLE III
                                  THE CLOSING

     Section 3.1 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a place and time to be mutually agreed upon by the parties hereto on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) is fulfilled or waived, or at such other time and date as PGC and Enron shall mutually agree (the "Closing Date").

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF ENRON

     Enron represents and warrants to PGC as follows:

     Section 4.1 Organization and Qualification.  Except as disclosed in Section
4.1 of the Enron Disclosure Schedule (as defined in Section 7.6(ii)), Enron and each of its subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Enron and its subsidiaries and joint ventures, taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as an "Enron Material Adverse Effect"). As used in this Agreement, references to a "subsidiary" of Enron means any corporation or other entity (including partnerships and other business associations) in which Enron directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity.

     Section 4.2 Subsidiaries. Section 4.2 of the Enron Disclosure Schedule contains a listing as of the date hereof of all material and certain other subsidiaries and joint ventures of Enron, including the name of each such entity, the state or jurisdiction of its incorporation or organization and Enron's interest therein. Such entities are not subject to, or are exempt from, regulation as a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively. Except as disclosed in Section 4.2 of the Enron Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of Enron are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Enron. Except as disclosed in Section 4.2 of the Enron Disclosure Schedule, such shares are owned free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have an Enron Material Adverse Effect. As used in this Agreement, references to a "joint venture" of Enron means any corporation or other entity (including partnerships and other business associations and joint ventures) in which Enron and its subsidiaries in the aggregate own an equity interest that is less than a majority of the outstanding voting securities but at least 10% of such voting securities.

     Section 4.3 Capitalization.

           (a) The authorized capital stock of Enron and the number of shares of each class or series of capital stock outstanding as of the close of business on July 18, 1996 is set forth in Section 4.3 of the Enron Disclosure Schedule. All of the issued and outstanding shares of the capital stock of Enron are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in Section 4.3 of the Enron Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Enron to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of Enron or obligating Enron to grant, extend or enter into any such agreement or commitment.

           (b) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock and no shares of preferred stock. As of the date hereof, 1,000 shares of Company Common Stock and no shares of preferred stock were issued and outstanding.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

           (a) Authority. Enron and the Company have all requisite power and authority to enter into this Agreement and, subject to the Enron Shareholders' Approval (as defined in Section 4.13) and the Enron Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Enron and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Enron or the Company, as the case may be, subject to obtaining the Enron Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Enron and the Company and, assuming the due authorization, execution and delivery of this Agreement by PGC, constitutes the legal, valid and binding obligation of Enron and the Company, enforceable against Enron and the Company in accordance with its terms.

           (b) Non-Contravention. Except as disclosed in Section 4.4(b) of the Enron Disclosure Schedule, the execution and delivery of this Agreement by Enron do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Enron Violation"), under any provisions of (i) the certificate of incorporation, bylaws or similar charter documents of Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures, (ii) subject to obtaining the Enron Required Statutory Approvals and the receipt of the Enron Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority"), applicable to Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Enron Disclosure Schedule (the "Enron Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures, is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Enron Violations as would not have, in the aggregate, an Enron Material Adverse Effect.

           (c) Statutory Approvals. Except as disclosed in Section 4.4(c) of the Enron Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Enron and the Company or the consummation by Enron and the Company of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, an Enron Material Adverse Effect (the "Enron Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Enron Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

           (d) Compliance. Except as disclosed in Section 4.4(d) or 4.11 of the Enron Disclosure Schedule or as disclosed in the Enron SEC Reports (as defined in Section 4.5), neither Enron nor any of its subsidiaries nor, to Enron's knowledge, its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Laws (as defined in Section 4.11(f)) of any Governmental Authority, except for violations that, in the aggregate, do not have, and, to the knowledge of Enron, are not reasonably likely to have, an Enron Material Adverse Effect. Except as disclosed in Section 4.4(d) or 4.11 of the Enron Disclosure Schedule, Enron and its subsidiaries and, to Enron's knowledge, its joint ventures, have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted (collectively, "Permits"), except those which the failure to obtain would, in the aggregate, not have an Enron Material Adverse Effect.

     Section 4.5 Reports and Financial Statements. The filings required to be made by Enron and its subsidiaries since January 1, 1991 under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been filed with the Securities and Exchange Commission (the "SEC") and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Enron has made available to PGC a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Enron with the SEC since January 1, 1991 and through the date hereof (as such documents have since the time of their filing been amended, the "Enron SEC Reports"). The Enron SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by Enron with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Enron included in the Enron SEC Reports (collectively, the "Enron Financial Statements") that have been included in Enron SEC Reports have been prepared, and the Enron Financial Statements to be included in any forms, reports or other documents filed by Enron with the SEC after the date hereof will be prepared, in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present the consolidated financial position of Enron as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the certificate or articles of incorporation and bylaws of Enron and the Company, each as in effect on the date hereof, have been delivered to PGC.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Enron SEC Reports filed prior to the date hereof or as disclosed in Section
4.6 or 4.7 of the Enron Disclosure Schedule, since December 31, 1995 (i) there has not been and, no event has occurred which has had, and no fact or condition exists that would have or, to the knowledge of Enron, is reasonably likely to have, an Enron Material Adverse Effect, and (ii) none of Enron nor any of its subsidiaries has taken any action that would have been prohibited by Article VI hereof had this Agreement been in effect at the time of such action.

     Section 4.7 Litigation. Except as disclosed in the Enron SEC Reports filed prior to the date hereof or as disclosed in Section 4.7, 4.9 or 4.11 of the Enron Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the knowledge of Enron, threatened, nor, to the knowledge of Enron, are there any investigations or reviews pending or threatened against, relating to or affecting Enron or any of its subsidiaries or any Enron Benefit Plan or Enron Employee Arrangement, (ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Enron or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have an Enron Material Adverse Effect.

     Section 4.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of Enron that is included or incorporated by reference in (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock in the PGC Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement/prospectus in definitive form, relating to the meetings of the shareholders of PGC and Enron to be held in connection with the Mergers and the prospectus relating to the Company Common Stock to be issued in the PGC Merger (the "Joint Proxy Statement") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that Enron is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     Section 4.9 Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Enron or any of its subsidiaries on the one hand, or PGC or any of its subsidiaries on the other hand.

           (a) Filing of Timely Tax Returns. Except as disclosed in Section 4.9(a) of the Enron Disclosure Schedule, Enron and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) in all material respects true, complete and correct and filed on a timely basis.

           (b) Payment of Taxes. Enron and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

           (c) Tax Liens. There are no Tax liens upon the assets of Enron or any of its subsidiaries except liens for Taxes not yet due.

           (d) Withholding Taxes. Enron and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through
     3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

           (e) Extensions of Time for Filing Tax Returns. Except as disclosed in Section 4.9(e) of the Enron Disclosure Schedule, neither Enron nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

           (f) Waivers of Statute of Limitations.  Except as disclosed in
     Section 4.9(f) of the Enron Disclosure Schedule, neither Enron nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

           (g) Availability of Tax Returns. Enron and its subsidiaries have made available to PGC complete and accurate copies, covering all years ending on or after December 31, 1991, of (i) all Tax Returns, and any amendments thereto, filed by Enron or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Enron or any of its subsidiaries and (iii) any closing agreements entered into by Enron or any of its subsidiaries with any taxing authority.

     Section 4.10 Employee Matters; ERISA.

           (a) Benefit Plans. Section 4.10(a) of the Enron Disclosure Schedule contains a true and complete list of: (i) each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") covering employees or former employees of Enron (the "Enron Benefit Plans"); and (ii) each contract, agreement or arrangement other than the Enron Benefit Plans with or covering any employee or director pursuant to which Enron or any of its subsidiaries could have material statutory or contractual liability (the "Enron Employee Arrangements"). With respect to each Enron Benefit Plan, Enron has made available to PGC a true and correct copy of, as applicable,
     (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, (ii) the most recently prepared annual report (IRS Form 5500 Series) including financial statements, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent IRS determination letter with respect to the qualified status under Code Section 401(a) of such plan and a copy of any application of an IRS determination letter filed since the most recent IRS determination letter was issued, and (v) the most recent actuarial report or valuation.

           (b) Qualification; Compliance. Except as disclosed in Section 4.10(b) of the Enron Disclosure Schedule, (i) each Enron Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the knowledge of Enron, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination; (ii) each Enron Benefit Plan and each Enron Employee Arrangement is and has been operated and administered substantially in compliance with its terms and provisions and in compliance with all applicable laws, rules and regulations; (iii) no individual or entity has engaged in any transaction with respect to any Enron Benefit Plan as a result of which Enron or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA Section 409 or Section 502, or subjected to Taxes; and
     (iv) no Enron Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any federal, state, or local governmental entity, or is the subject of any pending application with any federal, state or local governmental entity for administrative or other relief.

           (c) Title IV Liabilities. No event has occurred and, to the knowledge of Enron, there exists no condition or set of circumstances, that could subject or potentially subject Enron or any of its subsidiaries to any liability arising under or based upon the provision of Title IV of ERISA (whether to a governmental agency, a multiemployer plan or to any other person or entity) which could reasonably be expected to have an Enron Material Adverse Effect.

     Section 4.11 Environmental Protection.

           (a) Compliance. Except as disclosed in Section 4.11(a) of the Enron Disclosure Schedule, or as disclosed in the Enron SEC Reports, Enron and each of its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined in Section 4.11(f)), except where the failure to be so in compliance would not in the aggregate have an Enron Material Adverse Effect. Except as disclosed in Section 4.11(a) of the Enron Disclosure Schedule, neither Enron nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that Enron or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in such compliance would not in the aggregate have an Enron Material Adverse Effect.

           (b) Environmental Permits. Except as disclosed in Section 4.11(b) of the Enron Disclosure Schedule, or as disclosed in the Enron SEC Reports, Enron and each of its subsidiaries has obtained or has applied for all environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Enron and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have in the aggregate an Enron Material Adverse Effect.

           (c) Environmental Claims. Except as disclosed in Section 4.11(c) of the Enron Disclosure Schedule, or as disclosed in the Enron SEC Reports, there is no Environmental Claim (as hereinafter defined in Section 4.11(f)) pending, or to the knowledge of Enron, threatened (i) against Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures,
     (ii) against any person or entity whose liability for any Environmental Claim Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures, has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that Enron or any of its subsidiaries or, to Enron's knowledge, any of its joint ventures, owns, leases or manages, in whole or in part, that, if adversely determined, would have in the aggregate an Enron Material Adverse Effect.

           (d) Releases. Except as disclosed in Section 4.11(c) or 4.11(d) of the Enron Disclosure Schedule, or as disclosed in the Enron SEC Reports, to the knowledge of Enron, there has been no Release (as hereinafter defined in Section 4.11(f)) of any Hazardous Material (as hereinafter defined in
     Section 4.11(f)) that would be reasonably likely to form the basis of any Environmental Claim against Enron or any subsidiary or joint venture of Enron, or against any person or entity whose liability for any Environmental Claim Enron or any subsidiary of Enron has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have in the aggregate an Enron Material Adverse Effect.

           (e) Predecessors. Except as disclosed in Section 4.11(e) of the Enron Disclosure Schedule, or as disclosed in the Enron SEC Reports, to the knowledge of Enron, with respect to any predecessor of Enron or any subsidiary or joint venture of Enron, there are no Environmental Claims pending or threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that Enron reasonably believes would have, in the aggregate an Enron Material Adverse Effect.

           (f) As used in this Agreement:

                (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Enron or any of its subsidiaries or joint ventures (for purposes of this Section 4.11 only), or by PGC or any of its subsidiaries (for purposes of Section
           5.11 only), (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment as in effect on the date hereof (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                (iii) "Hazardous Materials" means (A) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Enron or any of its subsidiaries or joint ventures operates (for purposes of this Section 4.11 only) or in which PGC or any of its subsidiaries or joint ventures operates (for purposes of Section 5.11 only).

                (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

     Section 4.12 Regulation as a Utility. Enron shall not, prior to the Effective Time, become a "holding company" within the meaning the 1935 Act without complying with the registration, exemption or other provisions applicable thereto.

     Section 4.13 Vote Required. The approval by the holders of a majority of the votes entitled to be cast by holders of the Enron Common Stock and the Enron Convertible Preferred Stock, voting together as a single class, with each share of Enron Common Stock being entitled to one vote per share and each share of Enron Convertible Preferred Stock being entitled to a number of votes per share equal to the number of shares of Enron Common Stock into which such share of Enron Preferred Stock is then convertible (the "Enron Shareholders' Approval"), is the only vote of the holders of any class or series of the capital stock of Enron required to approve the Reincorporation Merger, this Agreement and the other transactions contemplated hereby. Enron, as the sole shareholder of the Company, has duly approved the Mergers and this Agreement and the transactions contemplated hereby, and no other vote of the holders of any class or series of the capital stock of the Company is required to consummate such transactions.

     Section 4.14 Opinion of Financial Advisor. Enron has received the opinion of Smith Barney Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be issued to holders of PGC Common Stock in the PGC Merger is fair from a financial point of view to the holders of Enron Common Stock and the Enron Preferred Stock.

     Section 4.15 Insurance. Except as disclosed in Section 4.15 of the Enron Disclosure Schedule, each of Enron and each of its subsidiaries is, and has been continuously since January 1, 1991, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by Enron and its subsidiaries during such time period. Except as disclosed in Section 4.15 of the Enron Disclosure Schedule, neither Enron nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of Enron and its subsidiaries are valid and enforceable policies.

     Section 4.16 Applicability of Certain Delaware Law Provisions. Neither the business combination provisions of Section 203 of the DGCL nor any similar provisions of the certificate of incorporation or bylaws of Enron are applicable to the transactions contemplated by this Agreement.

     Section 4.17 Operations of the Company. The Company was formed for purposes of the transactions contemplated by this Agreement and, except as contemplated by this Agreement, has not conducted any business operations or incurred any liabilities since its formation.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF PGC

     PGC represents and warrants to Enron and the Company as follows:

     Section 5.1 Organization and Qualification.  Except as disclosed in Section
5.1 of the PGC Disclosure Schedule (as defined in Section 7.6(i)), PGC and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority, and has been duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, properties, financial condition, results of operations or prospects (in the case of prospects, taking into account the effect of the Regulatory Plans described below) of PGC and its subsidiaries and joint ventures, taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereinafter referred to as a "PGC Material Adverse Effect"). As used in this Agreement, references to a "subsidiary" of PGC means any corporation or other entity (including partnerships and other business associations) in which PGC directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity, or otherwise to direct the management and policies of such corporation or other entity.

     Section 5.2 Subsidiaries. Section 5.2 of the PGC Disclosure Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of PGC, including the name of each such entity, the state or jurisdiction of its incorporation or organization and PGC's interest therein. Except as disclosed in Section 5.2 of the PGC Disclosure Schedule, none of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively. Except as disclosed in Section 5.2 of the PGC Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of PGC are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PGC free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, references to a "joint venture" of PGC means any corporation or other entity (including partnerships and other business associations and joint ventures) in which PGC or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities but at least 10% of such voting securities.

     Section 5.3 Capitalization. The authorized capital stock of PGC consists of 100,000,000 shares of PGC Common Stock and 30,000,000 shares of preferred stock. As of the close of business on June 30, 1996, 51,116,367 shares of PGC Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of PGC are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in Section 5.3 of the PGC Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating PGC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of PGC or obligating PGC or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

     Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

           (a) Authority. PGC has all requisite power and authority to enter into this Agreement and, subject to the PGC Shareholders' Approval (as defined in Section 5.13) and the PGC Required Statutory Approvals (as defined in Section 5.4(c), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by PGC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PGC, subject to obtaining the PGC Shareholders' Approval. This Agreement has been duly and validly executed and delivered by PGC and, assuming the due authorization, execution and delivery hereof by Enron and the Company, constitutes the legal, valid and binding obligation of PGC enforceable against PGC in accordance with its terms.

           (b) Non-Contravention. Except as disclosed in Section 5.4(b) of the PGC Disclosure Schedule, the execution and delivery of this Agreement by PGC do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PGC or any of its subsidiaries, or, to PGC's knowledge, any of its joint ventures (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "PGC Violation") under any provisions of (i) the articles of incorporation, bylaws or similar governing documents of PGC or any of its subsidiaries or joint ventures, (ii) subject to obtaining the PGC Required Statutory Approvals and the receipt of the PGC Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to PGC or any of its subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals disclosed in Section 5.4(b) of the PGC Disclosure Schedule (the "PGC Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PGC or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such PGC Violations as would not have, in the aggregate, a PGC Material Adverse Effect.

           (c) Statutory Approvals. Except as disclosed in Section 5.4(c) of the PGC Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority, is necessary for the execution and delivery of this Agreement by PGC or the consummation by PGC of the transactions contemplated hereby, the failure to obtain, make or give which would have, in the aggregate, a PGC Material Adverse Effect (the "PGC Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such PGC Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

           (d) Compliance. Except as disclosed in Section 5.4(d) or 5.11 of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports (as defined in Section 5.5), neither PGC nor any of its subsidiaries nor, to the knowledge of PGC, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental
     Laws), of any

     Governmental Authority, except for violations that, in the aggregate, do not have, and, to the knowledge of PGC, are not reasonably likely to have, a PGC Material Adverse Effect. Except as disclosed in Section 5.4(d) or
     5.11 of the PGC Disclosure Schedule, PGC, its subsidiaries and, to the knowledge of PGC, its joint ventures have all Permits, except those which the failure to obtain would not, in the aggregate, have a PGC Material Adverse Effect.

     Section 5.5 Reports and Financial Statements. The filings required to be made by PGC and its subsidiaries since January 1, 1991 under the Securities Act, the 1935 Act, the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the Exchange Act, applicable Oregon laws and regulations and the Federal Power Act ("Power Act") have been filed with the SEC, the Oregon Public Utility Commission, the FERC, or the Nuclear Regulatory Commission ("NRC") as the case may be, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. PGC has made available to Enron a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PGC with the SEC since January 1, 1991 and through the date hereof (as such documents have since the time of their filing been amended, the "PGC SEC Reports"). The PGC SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed did not, and any forms, reports or other documents filed by PGC with the SEC after the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PGC included in the PGC SEC Reports (collectively, the "PGC Financial Statements") that have been included in PGC SEC Reports have been prepared, and the PGC Financial Statements to be included in any forms, reports or other documents filed by PGC with the SEC after the date hereof will be prepared, in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present the consolidated financial position of PGC as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and bylaws of PGC and each of its subsidiaries, as in effect on the date hereof, have been delivered to Enron.

     Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the PGC SEC Reports filed prior to the date hereof or as disclosed in Section
5.6 or 5.7 of the PGC Disclosure Schedule, since December 31, 1995 (i) each of PGC and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or, to the knowledge of PGC, is reasonably likely to have, a PGC Material Adverse Effect, and (ii) none of PGC nor any of its subsidiaries has taken any action that would have been prohibited by Article VI hereof had this Agreement been in effect at the time of such action.

     Section 5.7 Litigation. Except as disclosed in the PGC SEC Reports filed prior to the date hereof or as disclosed in Sections 5.7, 5.9 or 5.11 of the PGC Disclosure Schedule, (i) there are no claims, suits, actions or proceedings pending or, to the knowledge of PGC, threatened, nor, to the knowledge of PGC, are there any investigations or reviews pending or threatened against, relating to or affecting PGC or any of its subsidiaries or any PGC Benefit Plan or PGC Employee Arrangement, and
(ii) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PGC or any of its subsidiaries, except for any of the foregoing under clauses (i) and (ii) that individually or in the aggregate would not reasonably be expected to have a PGC Material Adverse Effect.

     Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of PGC that is included or incorporated by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of PGC and Enron and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that PGC is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     Section 5.9 Tax Matters.

           (a) Filing of Timely Tax Returns. Except as disclosed in Section 5.9(a) of the PGC Disclosure Schedule, PGC and each of its subsidiaries have filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) in all material respects true, complete and correct and filed on a timely basis.

           (b) Payment of Taxes. PGC and each of its subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

           (c) Tax Liens. There are no Tax liens upon the assets of PGC or any of its subsidiaries except liens for Taxes not yet due.

           (d) Withholding Taxes. PGC and each of its subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through
     3606, and 6041 and 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

           (e) Extensions of Time for Filing Tax Returns. Except as disclosed in Section 5.9(e) of the PGC Disclosure Schedule, neither PGC nor any of its subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

           (f) Waivers of Statute of Limitations.  Except as disclosed in
     Section 5.9(f) of the PGC Disclosure Schedule, neither PGC nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

           (g) Availability of Tax Returns. PGC and its subsidiaries have made available to Enron complete and accurate copies covering all years ending on or after December 31, 1991, of (i) all Tax Returns, and any amendments thereto, filed by PGC or any of its subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by PGC or any of its subsidiaries and (iii) any closing agreements entered into by PGC or any of its subsidiaries with any taxing authority.

           (h) Intercompany Transactions. Section 5.9(h) of the PGC Disclosure Schedule sets forth all intercompany transactions (within the meaning of Treas. Reg. Section 1.1502-13) between members of the affiliated group of corporations of which PGC is the common parent corporation (the "PGC Group") for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the date hereof, listing for each such transaction the selling member, the buying member, and the amount of such income or gain. Except as set forth on Schedule 5.9(h) of the PGC Disclosure Schedule, there have been no material changes in amount of income or gain attributable to intercompany transactions.

           (i) Excess Loss Accounts. Section 5.9(i) of the PGC Disclosure Schedule sets forth the amount of each excess loss account (within the meaning of Treas. Reg. Section 1.1502-19) of any member of the PGC Group in the stock of any other member of the PGC Group as of the close of the last taxable year prior to the date hereof. Except as set forth on
     Schedule 5.9(i) of the PGC Disclosure Schedule, there have been no material changes in amount of such excess loss accounts.

     Section 5.10 Employee Matters; ERISA.

           (a) Benefit Plans. Section 5.10(a) of the PGC Disclosure Schedule contains a true and complete list of: (i) each employee benefit plan, program or arrangement covering employees, former employees or directors of PGC (or any of its subsidiaries) or any of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of ERISA Section 3(3) (whether or not terminated, if PGC or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (ii) each management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, contract for personal services, arrangement or agreement with or covering any current officer, key employee or director or any consulting contract with any person who prior to entering into such contract was a director or officer of PGC or any of its subsidiaries (whether or not terminated, if PGC or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof); (iii) each "employee pension benefit plan" (within the meaning of ERISA Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of Code Section 412 maintained or contributed to by PGC or any entity required to be aggregated therewith pursuant to Code Section 414(b) or (c) (a "PGC ERISA Affiliate") at any time during the seven-year period immediately preceding the date hereof (the plans, programs and arrangements described in items (i), (ii) and (iii) above being hereinafter referred to collectively as the "PGC Benefit Plans") and
     (iv) with respect to each PGC Benefit Plan that is described in item (i) or
     (ii) above and that is funded other than from general assets of PGC and its affiliates, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for, such PGC Benefit Plan).

           (b) Contributions. Except as disclosed in Section 5.10(b) of the PGC Disclosure Schedule, all material contributions and other payments required to have been made by PGC or any of its subsidiaries pursuant to any PGC Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the PGC Financial Statements.

           (c) Qualification; Compliance. Except as disclosed in Section 5.10(c) of the PGC Disclosure Schedule, each PGC Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, and, to the knowledge of PGC, no event or condition exists or has occurred that could reasonably be expected to result in the revocation of any such determination. PGC and each of its subsidiaries are in compliance with, and each PGC Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that could not reasonably be expected to have a PGC Material Adverse Effect. To the knowledge of PGC, no individual or entity has engaged in any transaction with respect to any PGC Benefit Plan as a result of which PGC or any of its subsidiaries could reasonably expect to be subject to material liability pursuant to ERISA Section 409 or Section 502, or subject to an excise tax pursuant to Code Section
     4975. To the knowledge of PGC, (i) no PGC Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and (ii) no PGC Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the IRS's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

           (d) Liabilities. With respect to the PGC Benefit Plans described in item (i) of Section 5.10(a), individually and in the aggregate, no termination or partial termination of any PGC Benefit Plan or other event has occurred and, to the knowledge of PGC, there does not exist any condition or set of circumstances, that could subject PGC or any of its subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC), whether directly or pursuant to an indemnity agreement, excluding liabilities for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, which liability could reasonably be expected to have a PGC Material Adverse Effect.

           (e) Welfare Plans. Except as disclosed in Section 5.10(e) of the PGC Disclosure Schedule, no PGC Benefit Plan that is a "welfare plan" (within the meaning of ERISA Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

           (f) Documents Made Available. PGC has made available to Enron a true and correct copy of each collective bargaining agreement to which PGC is a party or under which PGC has obligations and, with respect to each PGC Benefit Plan that is an "employee benefit plan" within the meaning of ERISA
     Section 3(3), as applicable (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, (ii) the most recently prepared annual report (IRS Form 5500 Series) including financial statements, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent IRS determination letter with respect to the qualified status under Code
     Section 401(a) of such plan and a copy of any application of an IRS determination letter filed since the most recent IRS determination letter was issued, and (v) the most recent actuarial report or valuation.

           (g) Payments Resulting from Merger.  Other than as set forth in
     Section 7.11 or disclosed in Section 5.10(g) of the PGC Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from PGC or any of its subsidiaries under any applicable PGC Benefit Plans to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any PGC Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement.

           (h) Funded Status of Plans. Except as disclosed in Section 5.10(h) of the PGC Disclosure Schedule, each PGC Benefit Plan that is subject to either or both of the minimum funding requirements of ERISA Section 302 or to Title IV of ERISA has assets that, as of the date of such plan's most recently prepared actuarial valuation report, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder, based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such report. No PGC Benefit Plan subject to the minimum funding requirements of ERISA
     Section 302 has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section 302).

           (i) Multiemployer Plans. No PGC Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)); and none of PGC, any subsidiary thereof or any PGC ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

           (j) Reportable Events; Claims. Except as disclosed in Section 5.10(j) of the PGC Disclosure Schedule, (i) no event constituting a "reportable event" (within the meaning of ERISA Section 4043(b)) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any PGC Benefit Plan and (ii) no liability, claim, action or litigation has been made, commenced or, to the knowledge of PGC, threatened, by or against PGC or any of its subsidiaries with respect to any PGC Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that could reasonably be expected to have a PGC Material Adverse Effect.

           (k) Labor Agreements. To the knowledge of PGC, as of the date hereof, there is no current labor union representation issue involving employees of PGC or any of its subsidiaries, nor does PGC or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Except as disclosed in the PGC SEC Reports or as disclosed in Section 5.10(k) of the PGC Disclosure Schedule: (i) neither PGC nor any of its subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PGC or any of its subsidiaries pending, or to the knowledge of PGC, threatened, that has, or reasonably may be expected by PGC to have, a PGC Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against PGC or any of its subsidiaries pending, or to the knowledge of PGC, threatened, that has, or reasonably may be expected by PGC to have, a PGC Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of PGC, threatened, against or involving PGC or any of its subsidiaries that has or, insofar as reasonably can be foreseen, could have, a PGC Material Adverse Effect; (v) PGC and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a PGC Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of PGC, threatened in respect to which any director, officer, employee or agent of PGC or any of its subsidiaries is or may be entitled to claim indemnification from PGC or any of its subsidiaries pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on
     Section 5.10(k) of the PGC Disclosure Schedule.

     Section 5.11 Environmental Protection.

           (a) Compliance. Except as disclosed in Section 5.11(a) of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports, PGC and each of its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not in the aggregate have a PGC Material Adverse Effect. Except as disclosed in Section 5.11(a) of the PGC Disclosure Schedule, neither PGC nor any of its subsidiaries has received any written notice from any person or Governmental Authority that alleges that PGC or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not in the aggregate have a PGC Material Adverse Effect.

           (b) Environmental Permits. Except as disclosed in Section 5.11(b) of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports, each of PGC and each of its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PGC and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have in the aggregate a PGC Material Adverse Effect.

           (c) Environmental Claims. Except as disclosed in Section 5.11(c) of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports, to the knowledge of PGC, there is no Environmental Claim (as defined in Section 4.11(f)) pending, or to the knowledge of PGC, threatened (i) against PGC or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim PGC or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that PGC or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have in the aggregate a PGC Material Adverse Effect.

           (d) Releases. Except as disclosed in Section 5.11(c) or 5.11(d) of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports, to the knowledge of PGC, there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against PGC or any subsidiary or joint venture of PGC, or against any person or entity whose liability for any Environmental Claim PGC or any subsidiary or joint venture of PGC has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have in the aggregate a PGC Material Adverse Effect.

           (e) Predecessors. Except as disclosed in Section 5.11(e) of the PGC Disclosure Schedule or as disclosed in the PGC SEC Reports, to the knowledge of PGC, with respect to any predecessor of PGC or any subsidiary or joint venture of PGC, there are no Environmental Claims pending or threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that PGC reasonably believes would have, in the aggregate, a PGC Material Adverse Effect.

     Section 5.12 Regulation as a Utility. PGC is an electric utility holding company and is the parent of Portland General Electric Company ("PGE"), a regulated public utility in the State of Oregon and in no other state. Except as disclosed in Section 5.12 of the PGC Disclosure Schedule, neither PGC nor any subsidiary company or affiliate of PGC is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. PGC is a holding company exempt from all provisions of the 1935 Act except Section 9(a)(2) of the 1935 Act pursuant to Section 3(a)(1) of the 1935 Act.

     Section 5.13 Vote Required. The approval of the PGC Merger by the holders of a majority of the shares of outstanding PGC Common Stock (the "PGC Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of PGC required to approve this Agreement, the PGC Merger and the other transactions contemplated hereby.

     Section 5.14 Opinion of Financial Advisor. PGC has received the opinion of Goldman, Sachs & Co. dated the date hereof, to the effect that, as of the date hereof, the consideration to be received by the holders of PGC Common Stock in the PGC Merger is fair from a financial point of view to the holders of PGC Common Stock.

     Section 5.15 Insurance. Except as disclosed in Section 5.15 of the PGC Disclosure Schedule, each of PGC and each of its subsidiaries is, and has been continuously since January 1, 1991, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PGC and its subsidiaries during such time period. Except as disclosed in Section 5.15 of the PGC Disclosure Schedule, neither PGC nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of PGC and its subsidiaries are valid and enforceable policies.

     Section 5.16 Applicability of Certain Oregon Law Provision. None of the transactions contemplated by this Agreement is subject to the control share acquisition provisions of Section 60.801 et seq. of the OBCA, the business combination provisions of Section 60.825 of the OBCA or any similar provisions of the articles of incorporation or bylaws of PGC.

     Section 5.17 Status of PGC Nuclear Facility.  Except as set forth in
Section 5.17 of the PGC Disclosure Schedule, the operation of the PGC Nuclear Facility and the operations related to decommissioning of the PGC Nuclear Facility have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except where the failure to be so in compliance in the aggregate does not have, and cannot reasonably be expected to have, a PGC Material Adverse Effect. Except as set forth in such Schedule, neither the operations of the PGC Nuclear Facility nor the operations related to decommissioning of the PGC Nuclear Facility are the subject of any outstanding notices of violation or requests for information from the NRC or any other agency with jurisdiction over such facility. PGC maintains, and is in compliance with, an emergency plan designed to protect the health and safety of the public in the event of an unplanned release of radioactive materials from the PGC Nuclear Facility, and the NRC has determined that such plan is in compliance with its requirements. Liability insurance to the full extent required by law for non-operating nuclear facilities and consistent with PGC's view of the risks inherent in the decommissioning of the PGC Nuclear Facility remains in full force and effect regarding such facility, and the amount of such liability insurance has been approved by the NRC. Plans for the decommissioning of the PGC Nuclear Facility, and for the storage of spent nuclear fuel, conform with the requirements of applicable law, and PGC has funded such plans to the extent required by law. The PGC Decommissioning Plan as approved by the NRC on April 15, 1996 (the "Decommissioning Plan"), has not been amended, and remains a true and correct copy of the decommissioning plan approved by the NRC. Except as disclosed in Section 5.17 of the PGC Disclosure Schedule, PGE has no intention of varying its operations from those described in the Decommissioning Plan and has no other material commitments (whether written or oral) to Governmental Authorities with respect to the PGC Nuclear Facility.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of Enron and PGC agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, which consent shall not be unreasonably withheld, as follows:

     Section 6.1 Ordinary Course of Business. PGC shall, and shall cause its subsidiaries to, carry on their respective businesses in all material respects in the usual, regular and ordinary course, consistent with past practice, and shall, and shall cause its subsidiaries to, use all reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees as a group, (iii) maintain and keep its material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice and (iv) with respect to wholesale power and energy trading and transactions, comply with prudent policies, practices and procedures with respect to risk management and trading limitations, all to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

     Section 6.2 Dividends and Repurchases.

           (a) PGC shall not and shall not permit any of its subsidiaries to:
     (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) dividends by a wholly-owned subsidiary to PGC or another wholly-owned subsidiary, (B) dividends by a less than wholly-owned subsidiary consistent with past practice, (C) stated dividends on PGE Preferred Stock, or (D) regular dividends on PGC Common Stock with usual record and payment dates that, in any fiscal year, do not exceed 106% of the dividends for the prior fiscal year; (ii) split, combine or reclassify any of its capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock or the capital stock of any subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, or (B) intercompany acquisitions of capital stock.

           (b) Except as set forth on Section 6.2(b) of the Enron Disclosure Schedule, Enron shall not, and shall not permit any subsidiary to, redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any subsidiary other than (i) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice or (ii) any market repurchase plans consistent with Rule 10b-18 under the Exchange Act, or (iii) intercompany acquisitions of capital stock.

           (c) Enron shall not and shall not permit any of its subsidiaries to directly or indirectly declare or pay any dividend on the Enron Common Stock consisting of shares of capital stock of Enron Capital & Trade Resources Corp. or effect a distribution, whether by dividend, recapitalization, reclassification or otherwise, to the holders of Enron Common Stock consisting of evidences of indebtedness, rights, options or warrants to purchase securities (other than rights attached to the Enron Common Stock).

           (d) Enron shall not pay any cash dividends in any fiscal year on the Enron Common Stock in excess of 110% of the dividends for the prior fiscal year.

     Section 6.3 Issuance of Securities. PGC shall not, nor shall it permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or the capital stock of any subsidiary or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock, other than the issuance of common stock or stock appreciation or similar rights, as the case may be, pursuant to PGC's existing Long Term Incentive Master Plan, Retirement Savings Plan, Employee Stock Ownership Plan or Outside Directors Stock Compensation Plan, consistent in kind and amount with past practice and other than issuances by wholly-owned subsidiaries of PGC of securities to other wholly-owned subsidiaries of PGC.

     Section 6.4 Charter Documents. Except as disclosed in Section 6.4 of the Enron Disclosure Schedule or the PGC Disclosure Schedule, none of Enron, the Company or PGC shall amend or propose to amend its certificate or articles of incorporation or by-laws, except as contemplated herein, in any way that would adversely affect the consummation of the transactions contemplated by this Agreement or that would alter the terms of the securities to be issued in the PGC Merger.

     Section 6.5 Acquisitions. Except as disclosed in Section 6.5 of the PGC Disclosure Schedule, PGC shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partner-ship, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

     Section 6.6 No Dispositions. Except as disclosed in Section 6.6 of the PGC Disclosure Schedule, and other than in the ordinary course of business consistent with past practice, PGC shall not nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets.

     Section 6.7 Indebtedness. PGC shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than
(a) short-term indebtedness in the ordinary course of business consistent with past practice, (b) long-term indebtedness incurred by PGE in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, (c) up to $175 million in long-term indebtedness, and up to $15 million in long-term indebtedness for pollution control bonds, in each case incurred by PGE in the ordinary course of business consistent with past practice, (d) up to $100 million in indebtedness having maturities not to exceed 5 years from its date of incurrence incurred by PGC or Portland General Holdings, Inc. ("PGH"), provided that if such indebtedness has a maturity in excess of one year from the date of its incurrence, such indebtedness shall be incurred only after consultation with Enron, and (e) the securitization referred to in item 2 of Section 6.6 of the PGC Disclosure Schedule. Notwithstanding the foregoing, PGC shall not guarantee any indebtedness of PGE, but PGC and PGH shall be permitted to guarantee obligations under commercial contracts in the ordinary course of business that are not prohibited by this Agreement.

     Section 6.8 Capital Expenditures. Except as disclosed in Section 6.8 of the PGC Disclosure Schedule or as required by law, PGC shall not, nor shall it permit any of its subsidiaries to, make any capital expenditures, other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance).

     Section 6.9 Compensation, Benefits. Except as disclosed in Section 6.9 of the PGC Disclosure Schedule, PGC shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by PGC or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of PGC or any of its subsidiaries, except pursuant to binding legal commitments and except for normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to PGC and its subsidiaries taken as a whole or (ii) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer of PGC or any of its subsidiaries other than in the ordinary course of business consistent with past practice. PGC shall take such action as shall be necessary so that neither the execution of this Agreement nor the transactions contemplated hereby shall constitute a "Change in Control" within the meaning of the Portland General Corporation Retirement Savings Plan.

     Section 6.10 Tax-Free Status. Neither Enron nor PGC shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the qualification of the Mergers as reorganizations within the meaning of Section 368(a) of the Code.

     Section 6.11 Discharge of Liabilities. PGC shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and nonappealable judgments and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, its most recent consolidated financial statements (or the notes thereto) included in its reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or as disclosed in Section 6.11 of the PGC Disclosure Schedule.

     Section 6.12 Cooperation, Notification. Each of Enron and PGC shall: (a) confer on a regular and frequent basis with one or more representatives of the other to discuss the general status of its ongoing operations; (b) promptly notify the other of any significant changes in its business, properties, financial condition or results of operations; (c) advise the other of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, an Enron Material Adverse Effect or a PGC Material Adverse Effect, as the case may be; and (d) promptly provide the other with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     Section 6.13 Conduct of Business by Enron. Prior to the Effective Time, Enron will conduct its business, and will cause its subsidiaries to conduct their respective businesses, so that the character of the business of Enron and its subsidiaries taken as a whole will not be fundamentally altered.

     Section 6.14 Third-Party Consents. Enron shall, and shall cause its subsidiaries to, use all reasonable efforts to obtain all Enron Required Consents. Enron shall promptly notify PGC of any failure or anticipated failure to obtain any such consents and, if requested by PGC, shall provide copies of all Enron Required Consents obtained by Enron to PGC. PGC shall, and shall cause its subsidiaries to, use all reasonable efforts to obtain all PGC Required Consents. PGC shall promptly notify Enron of any failure or anticipated failure to obtain any such consents and, if requested by Enron, shall provide copies of all PGC Required Consents obtained by PGC to Enron.

     Section 6.15 No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

     Section 6.16 Insurance. Each of Enron and PGC shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

     Section 6.17 Permits. Each party shall, and shall cause its subsidiaries to, use all reasonable efforts to maintain in effect all existing Permits (as defined in Section 4.4) pursuant to which such party or such party's subsidiaries operate.

     Section 6.18 Nuclear Operations.

           (a) PGC shall not (i) repudiate or breach any existing contract or arrangement for the disposal or storage of spent nuclear fuel or components of the PGC Nuclear Facility; or (ii) obligate itself to the payment of decommissioning expenses for the PGC Nuclear Facility, or propose or adopt a budget for such decommissioning expenses, which exceeds the budget for decommissioning expenses set forth in Section 6.18 of the PGC Disclosure Schedule, by an amount sufficient to produce a PGC Material Adverse Effect when measured over the life of the payment obligation or budget for such expenses. PGC shall not engage in, or enter into the business of undertaking to engage in, the transportation, treatment or disposal of radioactive waste generated by third parties. To the extent not prohibited by applicable laws, regulations, facility licenses, permits and agreements with third parties existing as of the date of this Agreement, at all times prior to the Closing, PGC shall make available to Enron, upon its request, any existing information relevant to the operation or decommissioning of the PGC Nuclear Facility, and shall inform Enron promptly of any proposed changes to the Decommissioning Plan. If PGC is prohibited by agreement with a third party from providing information to Enron, PGC shall use reasonable efforts (including taking into account Enron's willingness to execute appropriate confidentiality agreements) to obtain the consent of such third party to the release of such information. In addition, upon reasonable notice, PGC shall allow access by two individuals designated by Enron to all portions of the PGC Nuclear Facility, affording those persons the same degree of access to facilities and information to the same extent afforded the Director of Nuclear Decommissioning & Thermal Operations. Access by the individuals selected by Enron shall be pursuant to existing procedures for access to the PGC Nuclear Facility, including any security clearance and training normally required of PGC nuclear personnel.

           (b) Within fifteen days following the date of execution of this Agreement, Enron and PGC shall create a Nuclear Oversight Committee (the "Committee") consisting of two members appointed by Enron and two members appointed by PGC. The Committee shall have no authority to control, manage, operate or participate in the management of the PGC Nuclear Facility or the decommissioning of such facility, but shall be advisory only. Each member of the Committee shall have responsibility only to the entity that appointed that member to the Committee. To the extent not prohibited by applicable laws, regulations and facility licenses and permits, the Committee and each member thereof shall have access to the PGC Nuclear Facility to the same extent granted to senior nuclear personnel employed by PGC, and PGC employees shall cooperate with members of the Committee in obtaining such access and in promptly responding to all inquiries concerning the PGC Nuclear Facility. Access by the individuals selected by Enron shall be pursuant to existing procedures for access to the PGC Nuclear Facility, including any security clearance and training normally required of PGC nuclear personnel. The Committee shall consult with the management of PGC and Enron at regular intervals (but not less frequently than monthly) concerning the progress of decommissioning of the PGC Nuclear Facility.

     Section 6.19 Operations of Company. Prior to the First Effective Time, the Company shall not, and Enron shall not permit the Company to, conduct any activities or hold assets except as required in connection with the transactions contemplated hereby.

     Section 6.20 Agreements. No party or any of its subsidiaries shall agree in writing to take any action prohibited by this Article VI.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other party (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, the OPUC, the Oregon Department of Energy ("ODOE") or any other federal or state regulatory agency or commission with respect to the transactions contemplated hereby and (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement between Enron and PGC dated as of March 11, 1996 (the "Confidentiality Agreement"). The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

     Section 7.2 Joint Proxy Statement and Registration Statement.

           (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties shall prepare and file with the SEC the Registration Statement and the Joint Proxy Statement (together the "Joint Proxy/Registration Statement"). The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The parties shall also take such action as may be reasonably required to cause the shares of Company Common Stock and Company Preferred Stock issuable in connection with the Mergers to be registered under or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that none of the Company, PGC or Enron shall be required to register or qualify as a foreign corporation or to take any other action that would subject it to general service of process in any jurisdiction in which the Company will not, following the Effective Time, be so subject. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. If, at any time prior to the Effective Time, Enron discovers any event or circumstance relating to Enron or any of its subsidiaries, or its or their respective officers or directors, that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Enron shall promptly inform PGC. If, at any time prior to the Effective Time, PGC discovers any event or circumstance relating to PGC or any of its subsidiaries, or its or their respective officers or directors that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, PGC shall promptly inform Enron. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement. The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder.

           (b) Letter of Enron's Accountants. Following receipt by Arthur Andersen LLP, Enron's independent auditors, of an appropriate request from PGC pursuant to SAS No. 72, Enron shall use best efforts to cause to be delivered to the Company and PGC a letter of Arthur Andersen LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and PGC, in form and substance reasonably satisfactory to the Company and PGC and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

           (c) Letter of PGC's Accountants. Following receipt by Arthur Andersen LLP, PGC's independent auditors, of an appropriate request from Enron pursuant to SAS No. 72, PGC shall use best efforts to cause to be delivered to the Company and Enron a letter of Arthur Andersen LLP dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and Enron, in form and substance satisfactory to the Company and Enron and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

           (d) Fairness Opinions. Prior to mailing the Joint Proxy Statement to the shareholders of PGC and Enron (i) Enron shall have received an opinion from Smith Barney Inc., dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the consideration to be issued to the holders of PGC Common Stock in the PGC Merger is fair to the holders of Enron Common Stock and Enron Convertible Preferred Stock from a financial point of view, and (ii) PGC shall have received an opinion from Goldman, Sachs & Co., dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the consideration to be received by holders of PGC Common Stock pursuant to the PGC Merger is fair to such holders from a financial point of view.

     Section 7.3 Regulatory Matters.

           (a) Regulatory Plans. Schedule 7.3(a) sets forth the material terms of the federal and state regulatory plans (the "Regulatory Plans") to be hereafter filed with the FERC and OPUC. The parties understand and agree that implementing the Regulatory Plans is a collaborative process. As a consequence, PGC and Enron shall cooperate in good faith, consult with each other and obtain each other's consent and agreement (which shall not be unreasonably withheld) on all components of, significant steps toward the completion of, and significant amendments to, the Regulatory Plans and with respect to filings, communications, agreements, arrangements or consents, written or oral, formal or informal, with the OPUC, ODOE, FERC or the NRC which are reasonably expected to have a significant effect on the fulfillment of the Regulatory Plans.

           (b) Other Regulatory Approvals. Each party hereto shall cooperate and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Enron Required Statutory Approvals, and the PGC Required Statutory Approvals. Enron and PGC shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities. Further, the parties hereto shall cooperate and use all reasonable efforts to seek appropriate authority to engage in transactions between affiliates, including OPUC approval for transactions between affiliated interests.

           (c) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all reasonable efforts to make such filings on a timely basis and shall respond promptly to any requests for additional information made by either of such agencies.

     Section 7.4 Shareholder Approvals.

           (a) Approval of PGC Shareholders. PGC shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "PGC Special Meeting") for the purpose of securing the PGC Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and bylaws, which Joint Proxy Statement shall contain the recommendation of the Board of Directors of PGC that its shareholders approve the PGC Merger, this Agreement and the transactions contemplated hereby, (iii) use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of the PGC Merger, this Agreement and the transactions contemplated hereby and to secure the PGC Shareholders' Approval, and (iv) cooperate and consult with Enron with respect to each of the foregoing matters;
     provided, that nothing contained in this Section 7.4(a) shall prohibit the PGC Board of Directors from failing to make or from withdrawing or modifying its recommendation to the PGC shareholders hereunder if the Board of Directors of PGC, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its shareholders under applicable law.

           (b) Approval of Enron Shareholders. Enron shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "Enron Special Meeting") for the purpose of securing the Enron Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its articles of incorporation and bylaws, which Joint Proxy Statement shall contain the recommendation of the Enron Board of Directors that its shareholders approve the Reincorporation Merger, this Agreement and the transactions contemplated hereby and (iii) use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of the Reincorporation Merger, this Agreement and the transactions contemplated hereby and to secure the Enron Shareholders' Approval, and
     (iv) cooperate and consult with PGC with respect to each of the foregoing matters; provided, that nothing contained in this Section 7.4(b) shall prohibit the Enron Board of Directors from failing to make or from withdrawing or modifying its recommendation to the Enron shareholders hereunder if the Board of Directors of Enron, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its shareholders under applicable law.

           (c) Meeting Date. The Enron Special Meeting and the PGC Special Meeting shall be held on the same day unless otherwise agreed by Enron and PGC.

     Section 7.5 Directors' and Officers' Indemnification.

           (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and management employees of the parties hereto and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and
     (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (x) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Oregon, (y) the Company shall cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in the Company's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 7.5(a) in connection with any such action.

           (b) Insurance. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Enron and PGC; provided that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the current annual premiums for the policies currently maintained by Enron and PGC for their directors' and officers' liability insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain a policy providing the best coverage available, as determined by the Board of Directors of the Company, for a premium not exceeding 200 percent of the respective current annual premiums of each of Enron and PGC for their directors' and officers' liability insurance and other indemnity agreements.

           (c) Successors. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 7.5.

           (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Enron, PGC and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles or certificate of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that, in the event any claim or claims are asserted or made within such six year period, all such rights to indemnification in respect of any claim or claims shall continue until final disposition of such claim or claims.

     Section 7.6 Disclosure Schedules.  On or before the date of this Agreement,
(i) PGC has delivered to Enron a schedule (the "PGC Disclosure Schedule") accompanied by a certificate signed by the chief financial officer of PGC stating that the Disclosure Schedule is being delivered pursuant to this Section 7.6(i) and (ii) Enron has delivered to PGC a schedule (the "Enron Disclosure Schedule") accompanied by a certificate signed by an executive officer of Enron stating that the Enron Disclosure Schedule is being delivered pursuant to this
Section 7.6(ii). The PGC Disclosure Schedule and the Enron Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     Section 7.7 Public Announcements. Enron and PGC shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, (a) shall consult with each other with respect to any public announcements or statements and (b) shall not issue any public announcement or statement with respect to the transactions contemplated by this Agreement that is inconsistent with any public announcement or statement previously made by either party with the consent of the other party.

     Section 7.8 Rule 145 Affiliates. PGC shall identify in a letter to Enron all persons who are, on the date hereof, "affiliates" of PGC, as such term is used in Rule 145 under the Securities Act. PGC shall use all reasonable efforts to cause its respective affiliates to deliver to Enron not later than 10 days prior to the date of the PGC Special Meeting, a written agreement substantially in the form attached as Exhibit A (an "Affiliate Agreement"), and shall use all reasonable efforts to cause persons who become "affiliates" after such date but prior to the Closing Date to execute and deliver agreements at least 5 days prior to the Closing Date.

     Section 7.9 Employee Agreements. Subject to Section 7.10 and Section 7.15, the Company and its subsidiaries shall honor, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or current or former directors of the parties hereto; provided, however, that this undertaking is not intended to prevent the Company from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms or from exercising any right (including any right resulting from mutual consent) to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     Section 7.10 Employee Benefit Plans.

           (a) Maintenance of Benefits. The Company or its subsidiaries shall provide PGC Employees (as defined below) (other than represented employees), for a period of not less than two years following the Effective Time, with benefits that are not materially less favorable in the aggregate than those provided to such individuals under the PGC Benefit Plans; provided, that the foregoing shall not require the Company to maintain or prevent the Company from amending, terminating, or merging any particular PGC Benefit Plan. PGC Employees means (i) individuals who are, as of the Effective Time, employees of PGC and its subsidiaries, except that such an individual shall cease to be considered a "PGC Employee" and shall thereafter be considered a "Transferred Employee" if and when he or she transfers to the employment of Enron or an affiliate of Enron other than PGC and its subsidiaries; and (ii) individuals who are, as of the Effective Time, former employees of PGC and its subsidiaries entitled to benefits according to the provisions of any PGC Benefit Plan as of the Effective Time.

           (b) Nonqualified Plans and Severance. In addition to, and without limitation of the foregoing, for two years following the Effective Time:
     (i) the Portland General Corporation Supplemental Executive Retirement Plan and the Portland General Corporation Management Deferred Compensation Plan (the "Nonqualified Plans") shall continue in effect without any amendment that could adversely affect PGC Employees who are participants in such plans as of the Effective Time ("Current Participants") (including without any limitation an amendment that reduces the rate at which benefits are accrued); (ii) the Portland General Electric Company Umbrella Trust for Management shall continue in existence with assets sufficient to provide for all benefits of Current Participants that have accrued through the Effective Time (the "Accrued Benefits"), and such assets shall not be used for any purposes other than the payment of the Accrued Benefits or to pay creditors of PGC and its affiliates in the event of insolvency, until such time as all Accrued Benefits have been paid; and (iii) PGC Employees and Transferred Employees (other than represented employees) shall be entitled to severance benefits in amounts and upon terms and conditions no less favorable than those in effect under the Portland General Corporation Involuntary Severance and Outplacement Plan, as in effect as of the Effective Time.

           (c) Continuity of Benefits.  The Company and its subsidiaries shall
     (i) for all purposes under all compensation and benefit plans and policies applicable to employees of the Company and its subsidiaries, treat all service by PGC Employees and Transferred Employees with PGC or any of its affiliates before the Effective Time as service with the Company and its subsidiaries, except to the extent such treatment would result in a duplication of benefits, (ii) for purposes of any welfare or other employee benefit plan maintained by them for the benefit of PGC Employees and/or Transferred Employees or in which any PGC Employees and/or Transferred Employees participate after the Effective Time, waive any waiting periods and limitations regarding pre-existing conditions, and if any PGC Employee or Transferred Employee transfers from one such plan to another such plan during a plan year, cause the second plan to recognize any out-of-pocket expenses incurred by such PGC Employee or Transferred Employee and his or her eligible dependents during the portion of the plan year before such transfer for purposes of determining their deductibles and out-of-pocket maximums.

     Section 7.11 Incentive, Stock and Other Plans.

           (a) Existing PGC Stock Options. As of the Effective Time, each outstanding option to purchase shares of PGC Common Stock (each, a "PGC Stock Option") pursuant to the 1990 Portland General Corporation Long-Term Incentive Master Plan (the "PGC Stock Plan") shall be amended to constitute an option to acquire shares of Company Common Stock, on the same terms and conditions as were applicable under such PGC Stock Option, based on the same number of shares of the Company Common Stock as the holder of such PGC Stock Option would have been entitled to receive pursuant to the Mergers in accordance with Article II had such holder exercised such option in full immediately prior to the Effective Time; provided, that the option price of such option shall be adjusted as necessary to preserve both (A) the aggregate gain (or loss) on the PGC Stock Option immediately prior to the Effective Time and (B) the ratio of the exercise price per share subject to the PGC Stock Option to the fair market value (determined immediately prior to the Effective Time) per share subject to such option.

           (b) Other Stock Compensation. Following the Effective Time until December 31, 2000, PGC Employees shall be entitled to receive either (i) a company matching contribution to a profit sharing plan, in the form of Company Common Stock, on terms and conditions no less favorable than those in effect under the Portland General Corporation Retirement Savings Plan immediately before the Effective Time, or (ii) stock options under the Enron All-Employee Stock Option Program on terms and conditions no less favorable than similarly situated employees of Enron and its subsidiaries, but pro-rated to reflect the time remaining between the time PGC Employees begin to participate in such plan until December 31, 2000.

           (c) Annual Incentive Plan. For the year in which the Effective Time occurs ( the "Transition Year"), the Portland General Corporation Annual Incentive Master Plan shall remain in effect and shall be administered by the individuals who constitute the Compensation Committee of PGC immediately before the Effective Time, with only such amendments as such individuals and Enron shall jointly determine to be appropriate. For the two years following the Transition Year, the employees of PGC shall participate in an annual incentive plan administered by the Chief Executive Officer of PGC or his designees; provided, however, that the funding levels for such plan shall be determined by the Compensation Committee of Enron following the Effective Time.

           (d) Company Action. With respect to each PGC Benefit Plan and each other plan referred to above under which the delivery of PGC Common Stock or Company Common Stock is required upon payment of benefits, grant of awards or exercise of options (the "Stock Plans"), the Company shall take all corporate action necessary or appropriate to (i) provide for the issuance or purchase in the open market of Company Common Stock rather than PGC Common Stock pursuant thereto, and otherwise to amend the Stock Plans to reflect this Agreement and the Mergers, (ii) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act, (iii) reserve for issuance under such plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan and (iv) as soon as practicable after the Effective Time, file registration statements on Form S-3 or Form S-8 or amendments on such forms to the Form S-4 Registration Statement, as the case may be (or any successor or other appropriate forms), with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such registration statement is required under applicable law, and the Company shall use its best efforts to maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under Section 16(a) of the Exchange Act, the Company shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     Section 7.12 No Solicitations.

           (a) From the date of this Agreement until the Effective Time or until this Agreement is terminated in accordance with Article IX hereof, PGC shall not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any PGC Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a PGC Competing Transaction, or agree to or endorse any PGC Competing Transaction, or authorize or permit any of the officers, directors or employees of PGC or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by PGC or any of PGC's subsidiaries to take any such action, and PGC shall promptly notify Enron of all relevant terms (including the identities of the parties involved) of any such inquiries and proposals received by PGC or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, PGC shall promptly deliver or cause to be delivered to Enron a copy of such inquiry or proposal; provided, however, that, prior to receipt of the PGC Shareholders' Approval at the PGC Special Meeting, nothing contained in this Section 7.12 shall prohibit the Board of Directors of PGC from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide offer in writing by such person or entity to acquire PGC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of PGC or any of its subsidiaries, to the extent and only to the extent that (A) the Board of Directors of PGC, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity PGC (x) provides written notice to Enron to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into a confidentiality agreement with such person or entity reasonably calculated under the circumstances, in the reasonable judgment of PGC, to protect the confidentiality of PGC's proprietary data; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a PGC Competing Transaction. For purposes of this Agreement, "PGC Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving PGC or any of its subsidiaries:
     (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of PGC and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of PGC; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of PGC; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (b) From the date of this Agreement until the Effective Time or until this Agreement is terminated in accordance with Article IX hereof, Enron shall not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Enron Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Enron Competing Transaction, or agree to or endorse any Enron Competing Transaction, or authorize or permit any of the officers, directors or employees of Enron or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Enron or any of Enron's subsidiaries to take any such action, and Enron shall promptly notify PGC of all relevant terms (including the identities of the parties involved) of any such inquiries and proposals received by Enron or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Enron shall promptly deliver or cause to be delivered to PGC a copy of such inquiry or proposal; provided, however, that prior to receipt of the Enron Shareholders' Approval at the Enron Special Meeting, nothing contained in this Section 7.12(b) shall prohibit the Board of Directors of Enron from
     (i) furnishing information to, or
     entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide offer in writing by such person or entity to acquire Enron pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of Enron or any of its subsidiaries, to the extent and only to the extent that (A) the Board of Directors of Enron, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity Enron (x) provides written notice to PGC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into a confidentiality agreement with such person or entity comparable to those customarily used by Enron to protect the confidentiality of Enron's proprietary data; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Enron Competing Transaction. For purposes of this Agreement, a "Enron Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Enron or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction pursuant to which holders of Enron Common Stock prior to such transaction would own in the aggregate less than 50% of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof);
     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Enron and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of Enron; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding shares of capital stock of Enron; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, that notwithstanding anything herein to the contrary, none of the foregoing shall be deemed an Enron Competing Transaction unless such transaction by its terms would prevent the consummation of the transactions contemplated by this Agreement or be conditioned upon the termination of this Agreement.

     Section 7.13 Company Board of Directors. The parties hereto will take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company at the Effective Time to be not more than 16 persons, of whom three shall be designated by PGC and reasonably acceptable to Enron and of whom one shall be Ken L. Harrison; provided, however, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, PGC shall designate another person to serve in such person's stead reasonably acceptable to Enron.

     Section 7.14 Company Officers. At the Effective Time, pursuant to the terms hereof and the employment contract referred to in Section 7.15, Ken L. Harrison shall hold the positions of Vice Chairman of the Board of the Company and Chairman of the Board and Chief

Executive Officer of PGE and Joseph M. Hirko shall hold the position of Senior Vice President of the Company.

     Section 7.15 Employment Contracts. Concurrently with the execution and delivery of this Agreement, the Company has entered into employment contracts in the forms set forth in Exhibits B and C, with Messrs. Harrison and Hirko, respectively. Such employment agreements shall become effective immediately at the Effective Time in accordance with their terms.

     Section 7.16 Post-Merger Operations. Following the Effective Time, the Company shall conduct its operations in accordance with the following:

           (a) Principal Corporate Offices. PGE shall maintain its principal corporate offices in the city of Portland in the State of Oregon.

           (b) Corporate Officers of PGE. The corporate officers of PGE shall be entitled to maintain their current titles and responsibilities as officers of PGE, except to the extent modified by the forms of employment contracts set forth pursuant to Section 7.15, and unless and until otherwise determined by the Board of Directors of the Company. Following the Effective Time, Enron shall designate a number of directors of PGE consisting of directors of Enron and/or employees of Enron or any subsidiary thereof, including Ken L. Harrison and Joseph M. Hirko. Furthermore, PGC shall have the right to designate no more than seven non-voting advisory directors for PGE.

           (c) Charities. Immediately prior to the Effective Time, each of Enron and PGC shall cause contributions of $10 million to be made to the assets of the PGE Foundation (the "Foundation"), and the assets of the Foundation shall be used for charitable purposes in accordance with the constituent documents of the Foundation in the service area of PGE. The current directors of the Foundation, or persons nominated by a majority of such directors or nominated by their successors in accordance with this provision, shall be the directors of the Foundation

     Section 7.17 NYSE Listing. The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock to be issued in the Mergers and any Company Preferred Stock issued in exchange for shares of Enron Convertible Preferred Stock to be approved for listing on the NYSE and the exchanges on which the Enron Common Stock or Enron Convertible Preferred Stock was listed, each subject to official notice of issuance.

     Section 7.18 Expenses. Subject to Section 7.1 and Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by Enron, on the one hand, and PGC, on the other hand.

     Section 7.19 Further Assurances.

           (a) Each of PGC and Enron shall, and shall cause their respective subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Mergers and the transactions contemplated hereby, and to use its reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Mergers and the other transactions contemplated hereby, including fully cooperating with the other in obtaining the PGC Required Statutory Approvals, the Enron Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

           (b) Enron and PGC acknowledge that in the absence of applicable regulatory constraints under the 1935 Act it may be preferable for Enron to remain organized as a Delaware corporation and not to effect the Reincorporation Merger, consistent with the preservation of the economic benefits of the Mergers. Accordingly, if, at the time at which all of the conditions to the parties' respective obligations to consummate the Mergers have been satisfied or waived, no such constraints under the 1935 Act shall require the Reincorporation Merger to occur, the parties shall use all reasonable efforts to effect a business combination among themselves by means of a mutually agreed structure other than the Reincorporation Merger that so preserves such economic benefits and in which Enron remains organized as a Delaware corporation, and this Agreement shall be appropriately modified to reflect the fact that the Reincorporation Merger will not occur; provided that it shall be a condition to such restructuring that it shall not have an adverse effect on any material third party or Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals previously obtained.

                                  ARTICLE VIII
                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions, except to the extent such condition is waived by the parties in writing pursuant to Section 9.5:

           (a) Shareholder Approvals. The PGC Shareholders' Approval and the Enron Shareholders' Approval shall have been obtained.

           (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other judgment, decree, ruling or order by any court of competent jurisdiction preventing consummation of either of the Mergers shall have been issued and continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

           (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

           (d) Listing of Shares. The shares of Company Common Stock issuable in the Mergers pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

           (e) Statutory Approvals. The Enron Required Statutory Approvals and the PGC Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined) and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, an Enron Material Adverse Effect or a PGC Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Section 8.2 Conditions to Obligation of Enron and the Company to Effect the Mergers. The obligation of Enron and the Company to effect the Reincorporation Merger and of the Company to effect the PGC Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Enron in writing pursuant to Section 9.5:

           (a) Performance of Obligations of PGC. PGC shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time; provided, however, that with respect to the agreements and covenants set forth in Sections 6.11, 6.17 and 6.18 (and
     Section 6.20 to the extent related to any of the foregoing) and Article VII (other than Sections 7.3 and 7.12), this condition shall be deemed to be satisfied if (without giving effect for purposes of this Section 8.2(a) to the individual materiality standards otherwise contained in such sections) there was no failure to comply that, individually or in the aggregate, could reasonably be expected to have a PGC Material Adverse Effect.

           (b) Representations and Warranties. Except as otherwise contemplated by this Agreement, the representations and warranties of PGC set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, in each case except for such failures to be so true and correct (without giving effect for purposes of this Section 8.2(b) to the individual materiality standards otherwise contained in Article V hereof) which would not, individually or in the aggregate, reasonably be expected to have a PGC Material Adverse Effect; provided, that to the extent that such representations and warranties are made specifically as of the date hereof or as of an earlier date, such representations and warranties must be satisfied only as of the date hereof or such earlier date, as the case may be.

           (c) Closing Certificates. Enron shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of PGC, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

           (d) Tax Opinion. Enron shall have received an opinion of counsel from Vinson & Elkins L.L.P., in form and substance satisfactory to Enron, dated the Closing Date, which opinion may be based on appropriate representations of Enron, PGC and the Company that are in form and substance reasonably satisfactory to such counsel, to the effect that the Mergers will be treated as reorganizations within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized to Enron or the holders of capital stock of Enron as a result thereof.

           (e) PGC Required Consents. The PGC Required Consents shall have been obtained, except for such PGC Required Consents the failure of which to obtain would not have a PGC Material Adverse Effect.

           (f) Approval of Regulatory Plans. The regulatory approval process for approving the Regulatory Plans shall have resulted in Final Orders that confirm the matters set forth in paragraphs 2, 3 and 4 of Schedule 7.3(a) without any condition or qualification that would adversely affect the Company's or its subsidiaries' ability to compete following the Effective Time on comparable terms and conditions in the markets for their products and services. Furthermore, the Regulatory Plans shall otherwise have been approved without imposition or threatened imposition of changes to the Regulatory Plans during the period covered thereby that individually or in the aggregate (and taken together with any failure of any representations and warranties of PGC set forth in this Agreement to be true and correct, without giving effect for purposes of this Section 8.2(f) to the individual materiality standards otherwise contained in Article V hereof) have or could reasonably be expected to have a PGC Material Adverse Effect. For purposes of this Section 8.2(f), the term "threatened imposition" shall mean a formal or informal expression of intent by any Governmental Authority.

           (g) Satisfaction of PGC Conditions. PGC shall have delivered a written representation to Enron to the effect that no conditions to its obligations to consummate the PGC Merger remain to be satisfied, and that upon consummation of the Reincorporation Merger, PGC will consummate the PGC Merger.

           (h) Market-Based Rates. Enron Power Marketing, Inc. shall not have been subjected to a loss, in whole or in significant part, of its FERC authority to sell power (other than sales to Enron's affiliates (including
     PGE)) at market-based rates as a consequence of the execution of this Agreement, the performance of the transactions contemplated by this Agreement or affiliation with PGC or PGE.

     Section 8.3 Conditions to Obligation of PGC to Effect the PGC Merger. The obligation of PGC to effect the PGC Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PGC in writing pursuant to Section 9.5:

           (a) Performance of Obligations of Enron. Enron shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time; provided, however, that with respect to the agreements and covenants set forth in Article VII (other than Section 7.3 and 7.12), this condition shall be deemed to be satisfied if (without giving effect for purposes of this Section 8.3(a) to the individual materiality standards otherwise contained in such sections) there was no failure to comply that, individually or in the aggregate, could reasonably be expected to have an Enron Material Adverse Effect.

           (b) Representations and Warranties. Except as otherwise contemplated by this Agreement, the representations and warranties of Enron set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, in each case except for such failures to be so true and correct (without giving effect for purposes of this Section 8.3(b) to the individual materiality standards otherwise contained in Article IV hereof) which would not, individually or in the aggregate, reasonably be expected to have an Enron Material Adverse Effect; provided, that to the extent that such representations and warranties are made specifically as of the date hereof or as of an earlier date, such representations and warranties must be satisfied only as of the date hereof or such earlier date, as the case may be.

           (c) Closing Certificates. PGC shall have received a certificate signed by the President or any Vice President and the Treasurer of Enron, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

           (d) Tax Opinion. PGC shall have received an opinion of counsel from Wachtell, Lipton, Rosen & Katz, in form and substance satisfactory to PGC, dated the Closing Date, which opinion may be based on appropriate representations of Enron, PGC and the Company that are in form and substance reasonably satisfactory to such counsel, to the effect that the Mergers will be treated as "reorganizations" within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized to PGC or the holders of PGC Common Stock except with respect to cash received in lieu of fractional share interests.

           (e) Enron Required Consents. The Enron Required Consents shall have been obtained, except for such Enron Required Consents the failure of which to obtain would not have an Enron Material Adverse Effect.

           (f) Consummation of the Reincorporation Merger. The Reincorporation Merger shall have become effective, except as otherwise contemplated by
     Section 7.19(b).

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

           (a) by mutual written consent of Enron and PGC, duly authorized by their respective Boards of Directors;

           (b) by Enron or PGC, by written notice to the other, if the Effective Time shall not have occurred on or before the first anniversary of the date hereof (the "Termination Date"); provided, however, that either party may extend the Termination Date for an additional six months from such anniversary if (i) all the conditions to consummation of the Mergers set forth in Article VIII hereof have either been satisfied or are then capable of being satisfied by such date, other than the condition set forth in
     Section 8.2(f) and (ii) such party believes that there is a reasonable probability that such condition will be satisfied by or before such extended Termination Date; and provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

           (c) by Enron or PGC, by written notice to the other party, if the Enron Shareholders' Approval shall not have been obtained at the Enron Special Meeting, including any adjournments thereof, or the PGC Shareholders' Approval shall not have been obtained at the PGC Special Meeting, including any adjournments thereof;

           (d) by Enron or PGC, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such party, of prohibiting either of the Mergers or causing an Enron Material Adverse Effect or PGC Material Adverse Effect, or by any party hereto, if any court or administrative agency of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting either of the Mergers or causing an Enron Material Adverse Effect or PGC Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable;

           (e) by Enron if (i) the Board of Directors of PGC fails to make or withdraws, modifies or changes its recommendation of this Agreement or the PGC Merger in a manner adverse to Enron or shall have resolved to do any of the foregoing, in each case other than under circumstances in which an Enron Material Adverse Effect has occurred; (ii) the Board of Directors of PGC shall have recommended to the shareholders of PGC any PGC Competing Transaction or entered into an agreement with respect to a PGC Competing Transaction or shall have resolved to do so; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of PGC is commenced, and the Board of Directors of PGC does not recommend, within the time period specified under Rule 14e-2 under the Exchange Act, that shareholders not tender their shares into such tender or exchange offer;

           (f) prior to receipt of the PGC Shareholders' Approval at the PGC Special Meeting, by PGC, upon two days' prior notice to Enron, if, as a result of a bona fide written offer or proposal (including a tender offer) by a party other than Enron or any of its affiliates relating to a PGC Competing Transaction, the Board of Directors of PGC, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that its fiduciary duties to its shareholders under applicable law require that such other written offer or proposal be accepted; provided, however, that prior to any such termination, PGC shall use its reasonable efforts to, and shall use reasonable efforts to cause its respective financial and legal advisors to, negotiate in good faith with Enron to make such adjustments in the terms and conditions of this Agreement as would enable PGC to proceed with the transactions contemplated herein;

           (g) by PGC if (i) the Board of Directors of Enron fails to make or withdraws, modifies or changes its recommendation of this Agreement or the Reincorporation Merger in a manner adverse to PGC or shall have resolved to do any of the foregoing, in each case other than in circumstances in which a PGC Material Adverse Effect has occurred; (ii) the Board of Directors of Enron shall have recommended to the shareholders of Enron any Enron Competing Transaction or entered into an agreement with respect to an Enron Competing Transaction or shall have resolved to do so, or (iii) a tender offer or exchange is commenced that, if consummated, would constitute an Enron Competing Transaction, and the Board of Directors of Enron does not recommend, within the time period specified under Rule 14e-2 under the Exchange Act, that shareholders not tender their shares into such tender or exchange offer;

           (h) prior to receipt of the Enron Shareholders' Approval at the Enron Special Meeting by Enron, upon two days' prior notice to PGC, if, as a result of a bona fide written offer or proposal (including a tender offer) by a party other than PGC or any of its affiliates relating to an Enron Competing Transaction, the Board of Directors of Enron, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that its fiduciary duties to its shareholders under applicable law require that such other written offer or proposal be accepted;

           (i) by Enron, if there shall exist a breach of any representation, warranty, covenant or agreement on the part of PGC set forth in this Agreement, which breach is not cured within 20 business days after receipt by PGC of a written notice of such breach from

     Enron specifying the breach and requesting that it be cured, and the effect of such breach is that the conditions set forth in Section 8.2(a) or
     Section 8.2(b) would not be satisfied;

           (j) by PGC, if there shall exist a breach of any representation, warranty, covenant or agreement on the part of Enron set forth in this Agreement, which breach is not cured within 20 business days after receipt by Enron of a written notice of such breach from PGC specifying the breach and requesting that it be cured, and the effect of such breach is that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

           (k) by PGC, if Enron adopts a plan of complete or partial liquidation or dissolution or if Enron enters into an agreement for, or there is consummated, (i) a merger, consolidation, share exchange, business combination or similar transaction pursuant to which the holders of Enron capital stock prior to such transaction would own less than 50% of the voting power attributable to the capital stock of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof),
     (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Enron and its subsidiaries, taken as a whole, or (iii) a transaction pursuant to which a person or "group" (within the meaning of Rule 13d-1 under the Exchange Act) acquires or would acquire "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of at least 30% of the Enron Common Stock;

           (l) prior to the PGC Special Meeting, by PGC, if the Enron Transaction Price (as defined in Section 9.1(m)) is less than $36.25 (the "Floor Price"); and

           (m) prior to the Enron Special Meeting, by Enron,  if the Enron
     Transaction Price is greater than $47.25 (the "Ceiling Price").   For the
     purposes of paragraphs (l) and (m) hereof, the term "Enron Transaction Price" shall mean the average of the Closing Prices on the 20 consecutive Trading Day period ending five Trading Days prior to the date of the PGC Special Meeting.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Enron or PGC pursuant to Section 9.1, there shall be no liability on the part of either Enron or PGC or their respective officers or directors hereunder, except as provided in Section 9.3 and that the agreement contained in the second to the last sentence of Section 7.1 shall survive any such termination, and except that nothing herein or pursuant hereto (including the making of any payment pursuant to Section 9.3) shall relieve a party of any liability for (i) breach of the covenants or agreements set forth in this Agreement, or (ii) breach of any representation or warranty under this Agreement.

     Section 9.3 Termination Fees.

           (a) PGC agrees that if this Agreement is terminated pursuant to:

                (i) Section 9.1(b), Section 9.1(c) as a result of the failure of PGC to receive the PGC Shareholders Approval at the PGC Special Meeting, or Section 9.1(i) as a result of a wilful breach of any representation, warranty, covenant or agreement of PGC contained herein, and at the time of the event giving rise to any such termination, there shall exist a proposal or offer from a third party relating to a PGC Competing Transaction and within twelve months after the date of termination of this Agreement a PGC Business Combination (as defined in Section 9.3(c)) shall have occurred or PGC shall have entered into a definitive agreement providing for a PGC Business Combination in either case involving the party (or an affiliate thereof) proposing the PGC Competing Transaction referred to above; or

                (ii) Section 9.1(e) or Section 9.1(f);

     then PGC shall pay to Enron promptly (but not later than five business days after receipt of notice of the amount due from Enron) an amount in cash equal to $60 million.

           (b) Enron agrees that if this Agreement is terminated pursuant to:

                (i) Section 9.1(b), Section 9.1(c) as a result of the failure of Enron to receive the Enron Shareholders Approval at the Enron Special Meeting, Section 9.1(j) as a result of a wilful breach of any representation, warranty, covenant or agreement of Enron contained herein, and at the time of the event giving rise to any such termination, there shall exist a proposal or offer from a third party relating to Enron Competing Transaction and within twelve months after the date of termination of this Agreement an Enron Business Combination (as defined in Section 9.3(c)) shall have occurred or Enron shall have entered into a definitive agreement providing for an Enron Business Combination in either case involving the party (or an affiliate thereof) proposing the Enron Competing Transaction referred to above; or

                (ii) Section 9.1(g), Section 9.1(h) or Section 9.1(k);

     then Enron shall pay to PGC promptly (but not later than five business days after receipt of notice of the amount due from PGC) an amount in cash equal to $150 million.


           (c) For purposes of this Section 9.3, the term "PGC Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving PGC, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of PGC and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than Enron or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the PGC Common Stock whether by tender or exchange offer or otherwise, and the term "Enron Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Enron as a result of which the shareholders of Enron prior to such transaction in the aggregate cease to own at least a majority of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 50% of the assets of Enron and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than PGC or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the Enron Common Stock whether by tender or exchange offer or otherwise.

     Section 9.4 Amendment. This Agreement may be amended by the parties hereto pursuant to action of the respective Boards of Directors of each of Enron and PGC, at any time before or after approval hereof by the shareholders of Enron and PGC and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion under Article II, (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Enron Common Stock or PGC Common Stock or (c) alter or change any term of the articles of incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of each party.

                                   ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. No representation, warranty, covenant or agreement in this Agreement shall survive the Effective Time, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Access to Information), Section 7.5 (Directors' and Officers' Indemnification), Section 7.9 (Employee Agreements),
Section 7.10 (Employee Benefit Plans), Section 7.11 (Incentive, Stock and Other Plans), Section 7.13 (Company Board of Directors), Section 7.14 (Company Officers), Section 7.16

(Expenses), Section 10.2 (Brokers) and Section 10.7 (Parties in Interest), each of which shall survive in accordance with its terms.

     Section 10.2 Brokers. Enron represents and warrants that, except for Smith Barney Inc., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Enron. PGC represents and warrants that, except for Goldman, Sachs & Co., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PGC.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) three days after being mailed by registered or certified mall (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)   If to PGC, to:

           Alvin Alexanderson
           Senior Vice President, General
           Counsel and Secretary
           121 SW Salmon Street
           Portland, Oregon 97204
           Fax: (503) 464-2087

           with a copy to:

           Seth A. Kaplan
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, NY 10019
           Fax: (212) 403-2000

     (ii)  If to Enron or the Company, to:

           James V. Derrick
           Robert D. Eickenroht
           1400 Smith Street
           Houston, Texas 77002
           Fax: (713) 646-3393

           with a copy to:

           J. Mark Metts
           Vinson & Elkins L.L.P.
           2300 First City Tower
           1001 Fannin
           Houston, Texas 77002
           Fax: (713) 758-2346

           Douglas W. Hawes
           Steven H. Davis
           LeBoeuf, Lamb, Greene & MacRae L.L.P.
           125 West 55th Street
           New York, NY 10019
           Fax: (212) 424-8500

     Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 10.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense. Whenever reference is made to the "knowledge" of any person or entity in this Agreement or to information "known" to any person or entity in this Agreement, such terms shall refer to information actually known to the person, in a case of an individual, or in the case of a corporation or other entity, information actually known to an executive officer of such corporation or entity, as well as information which the individual or executive officer involved should reasonably be expected to have obtained as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

     IN WITNESS WHEREOF, Enron, PGC and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                   ENRON CORP.


                                   By:    /s/ Edmund P. Segner, III
                                          _____________________________

                                   Name:  Edmund P. Segner, III
                                          _____________________________

                                   Title: Executive Vice President and
                                          Chief of Staff
                                          _____________________________




                                   PORTLAND GENERAL CORPORATION


                                   By:    /s/ Ken L. Harrison
                                          _____________________________

                                   Name:  Ken L. Harrison
                                          _____________________________

                                   Title: Chairman of the Board and
                                          Chief Executive Officer
                                          _____________________________



                                   NEW FALCON CORP.



                                   By:    /s/ Edmund P. Segner, III
                                          _____________________________

                                   Name:  Edmund P. Segner, III
                                          _____________________________

                                   Title: President
                                          _____________________________


                                      -59-